News Release
Corporate Communications

Media		Investors
Mary Eshet	Julia Tunis Bernard	Bob Strickland	Jim Rowe
704-383-7777	415-222-3858	415-396-0523	415-396-8216
Wednesday, October 21, 2009
WELLS FARGO REPORTS RECORD Q3 AND YEAR-TO-DATE NET INCOME
•	3rd consecutive quarter of record earnings
–	Record Wells Fargo net income of $3.2 billion, up 98 percent from last year; $9.5 billion year to date, up 75 percent from last year

–	Diluted earnings per common share of $0.56, up 14 percent from last year; $1.69 per share year to date

–	Results driven by record $10.8 billion pre-tax, pre-provision profit (PTPP); PTPP has been more than two times quarterly net charge-offs each quarter this year, despite cyclically elevated net charge-offs. (See footnote 4 on page 20 for information on PTPP)
•	Continued strong revenue
–	Revenue of $22.5 billion, flat with record revenue in second quarter 2009

–	$169 billion of credit extended to customers in the quarter

–	Average checking and savings deposits up 11 percent (annualized) from prior quarter

–	Net interest margin of 4.36 percent, up 6 basis points from prior quarter

–	Cross-sell for legacy Wells Fargo a record 5.90 for retail bank households

–	Broad-based revenue contribution from diverse businesses, including double-digit linked-quarter growth in asset management, auto lending, consumer finance, debit cards, retirement services, SBA lending and wealth management, along with continued strong performance from regional banking and mortgage banking
•	Significant increases in capital, reduction in risk
–	Wells Fargo stockholders’ equity increased to $122 billion (10 percent of total assets), up $23 billion from year end

–	Generated $20 billion during the past six months toward the $13.7 billion Supervisory Capital Assessment Program (SCAP) buffer requirement; PTPP tracking above Company’s internal SCAP estimates and 35 percent above supervisory adverse scenario estimate

–	Credit reserves built by $1.0 billion ($3.0 billion year to date), reaching $24.5 billion, or 3.07 percent of total loans and 118 percent of nonaccrual loans

–	Substantial increases in capital ratios driven by record retained earnings and other sources of internal capital generation

	Sept. 30,	June 30,	Dec. 31,
(as a percent of total risk-weighted assets)	2009 (1)	2009	2008
Tier 1 capital	10.6%	9.8	7.8
Tier 1 common equity (2)	5.2	4.5	3.1
Tier 1 leverage	9.0	8.3	14.5	(3)
Total capital	14.7	13.8	11.8

(1)	September 30, 2009, ratios are preliminary.

(2)	See table on page 38 for more information on Tier 1 common equity.

(3)	Based on average Q4 2008 Wells Fargo assets only, excludes Wachovia.
–	Reduced non-strategic/liquidating loans by $5.7 billion in the quarter

–	FAS 166/167 expected to add approximately $28 billion to risk-weighted assets upon adoption in 2010
•	Current projections show credit losses peaking in 2010, with consumer losses potentially peaking in first half of the year and gradually declining, absent further economic deterioration
–	Growth in nonperforming loans and net charge-offs slowing as of third quarter, for consumer and commercial portfolios

–	Credit performance of recent vintage legacy Wells Fargo consumer portfolios improving, largely the result of proactive credit management over past two years

–	90 days past due and still accruing levels flat with second quarter; consumer 90 days past due and still accruing declined from prior quarter

–	Significantly smaller credit card portfolio than large bank peers

–	Pick-a-Pay portfolio currently estimated to have lower life-of-loan losses than originally estimated, driven in part by extensive and successful loan modification efforts

–	Collateral values improving in auto market and housing prices stabilizing in many regions

–	Legacy Wells Fargo commercial and commercial real estate portfolio well underwritten and diversified; Wachovia commercial and commercial real estate portfolio marked down at merger close at end of last year

–	Legacy Wells Fargo loss rate of 3.37 percent, below large bank peers; overall loss rate of 2.50 percent reflected benefit of purchase accounting on Wachovia loan portfolio; combined losses less than half of Company’s quarterly PTPP
•	Wachovia integration on track and on schedule
–	Estimated cumulative merger expenses reduced to approximately $5.5 billion from $7.9 billion; on track to achieve $5.0 billion annual run-rate cost savings by completion of integration in 2011

–	Cross-sell revenues already being realized

–	Credit overall performing in line with original expectations

–	First state community bank conversion (Colorado) scheduled for November; conversion of remaining overlapping markets expected in 2010

•	Increased loan modifications
–	Provided 62,989 trial and completed modifications through the Home Affordable Modification Program (HAMP) and 292,005 through Company’s proprietary programs, bringing total this year through September 30, 2009, to 354,994

–	Refinanced 987,000 customers’ mortgages using the Home Affordable Refinance Program (HARP) and other standard refinance programs

–	Over 20 percent of PCI Pick-a-Pay portfolio modified through September 30, 2009, with positive early performance
Selected Financial Information

			Nine
			months
	Quarter ended		ended
	Sept. 30,	June 30,	Sept. 30,
	2009	2009	2009
Earnings
Diluted earnings per share	$0.56	0.57	1.69
Wells Fargo net income (in billions)	3.24	3.17	9.45

Asset Quality
Net charge-offs as % of avg. total loans	2.50%	2.11	2.05
Nonperforming loans as % of total loans	2.61	1.92	2.61
Allowance as a % of total loans	3.07	2.86	3.07

Other
Revenue (in billions)	$22.47	22.51	65.99
Average loans (in billions)	810.2	833.9	833.1
Average core deposits (in billions)	759.3	765.7	759.7
Net interest margin	4.36%	4.30	4.27
SAN FRANCISCO – Wells Fargo & Company (NYSE: WFC) reported diluted earnings per common share of $0.56 for third quarter 2009 compared with $0.57 for second quarter 2009 and $0.49 for third quarter 2008. (Results prior to January 1, 2009, do not include Wachovia.) Wells Fargo net income was a record $3.24 billion for third quarter 2009, up 98 percent from last year, and a record $9.45 billion for the first nine months of 2009, up 75 percent from last year.
“Doing what’s right for our customers again proved to be right for our stockholders as our talented team members earned even more of our customers’ business, enabling us to achieve our third consecutive quarter of record earnings,” said President and CEO John Stumpf. “The Wells Fargo-Wachovia merger, agreed to a year ago, is exceeding our expectations and already adding value for many of our 70 million customers across North America. Merger costs have been significantly less than originally expected. With our 80-plus businesses pulling the stagecoach, the diversity of our business model again showed significant power to generate capital internally. We had solid performance across our company – especially among counter-cyclical businesses such as deposits, residential mortgages, debit card and asset-based lending. We’re also doing what’s right for our mortgage customers having difficulty making their payments on time. We’ve offered home payment relief to 1.3 million customers so far this year, including 355,000 loan modifications. We now have 13,000 team members working on helping customers stay in their homes and our delinquency and foreclosure rates continue to be well below the industry average. As we’ve already announced, Dick Kovacevich will step down as chairman and a director at the end of 2009 and retire from the Company in early 2010. I am grateful to Dick and to Wells Fargo’s leadership team and believe we have the strongest, most experienced team of senior leaders in all of financial services. They’ve led our businesses to a strong third quarter, following two consecutive quarters of record earnings, despite the economic recession. This is something that few, if any, financial services companies have achieved – and during the most challenging credit cycle in recent memory and while we continue to build reserves.
Wells Fargo has always been committed to providing clear, complete, and transparent communication about the Company’s results to all of its stakeholders. As we enter the second year of the merger with Wachovia, we will be expanding our quarterly communications to include a live quarterly earnings conference call – starting in January for our fourth quarter and full year 2009 results – and we will also host an investor day in 2010.”
Financial Performance
“Third quarter results again illustrated the Company’s ability to profitably grow, even through the downward cycle despite elevated credit losses,” said Chief Financial Officer Howard Atkins. “Since the merger with Wachovia at year-end 2008, we’ve earned a record $9.45 billion, even after building credit reserves by $3.0 billion and recording $1.4 billion of other-than-temporary impairment (OTTI) charges. Pre-tax pre-provision profit has grown every quarter this year, reaching a record $10.8 billion in the third quarter, more than double quarterly net charge-offs. While mortgage origination and hedging results contributed to our performance, collectively all of our other businesses have also grown PTPP each quarter this year reflecting the breadth of our diversified business model, record levels of sales and cross-sell, the realization of revenue synergies from the combination with Wachovia, and further improvements in our net interest margin to 4.36 percent and efficiency ratio to 52.0 percent. We continued to maintain what we believe is one of the strongest balance sheets in banking, building credit reserves by $1.0 billion in the quarter to $24.5 billion, or 3.07 percent of total loans, reducing previously identified non-strategic and liquidating loan portfolios to $152.7 billion, down over $14 billion from year end, and reducing the value of our debt and equity investment portfolios through $396 million of OTTI. Also, in line with lower mortgage rates, the ratio of mortgage servicing rights (MSRs) as a percentage of loans serviced for others was 83 basis points, the third lowest ratio in our Company’s history and a level considerably lower than our mortgage peers.
“We have significantly built capital, increasing common stockholders’ equity to $123 billion, up $23 billion so far in 2009 and increasing Tier 1 common to 5.2 percent, nearly two times our capital position at year-end 2008. Nonperforming loans and net charge-offs increased in the quarter, but the rate of growth of nonperforming loans has declined each quarter so far this year. While the level of nonperforming assets and losses is expected to remain elevated for a period of time, we currently expect total credit losses to peak in 2010, with consumer losses potentially peaking in the first half of the year and gradually declining as the year progresses, absent any further deterioration in the U.S. economy. Our credit reserves as of September 30, 2009, reflect an improvement in consumer loss emergence with almost all of the current quarter reserve build covering higher commercial loss emergence.
“Operationally and financially, the Wachovia merger is exceeding our expectations. Structurally, the merger leaves us with an even more diversified business than legacy Wells Fargo alone – less geographic concentration, an even wider array of products and services, better balance between consumer and commercial businesses, and an equal split between spread income and fee income. We are currently on track to realize our objective of $5.0 billion in annual run-rate savings when we complete the integration in 2011, with about 30-40 percent of those savings now beginning to be realized in our expense run-rate. We now expect to spend about $2.4 billion less in merger and integration costs than previously expected to achieve the run-rate savings, largely because proportionately more of the labor savings are being realized through attrition instead of severance and because we’re spending less than planned on building disposition, as we fill unoccupied space with third party tenants. We are ahead of plan in shedding asset risk from businesses that do not meet our financial and strategic criteria and in retaining deposits and customers. We’re already realizing meaningful revenue synergies, an important driver of our earnings this year. Because Wachovia’s credit-impaired loan portfolios were written down at the close of the merger at the end of last year, Wachovia is now contributing to the Company’s rapid internal capital growth.”
Revenue
Revenue of $22.5 billion remained at near-record levels following strong first and second quarters. Relative to the pre-Wachovia third quarter a year ago, the Company’s assets almost doubled, while total revenue has substantially more than doubled, despite the weak economy and despite the reduction in non-strategic/liquidating loan and asset portfolios. The high levels of revenue generated in the third quarter related to several factors:
•	Continued strong core deposits reflecting 11 percent (annualized) growth in checking and savings, 25 percent (annualized) growth in wholesale banking core deposits and 10 percent (annualized) growth in wealth management core deposits. Wachovia’s deposit pricing has been conformed to that of Wells Fargo, with continued better-than-planned retention of Wachovia’s maturing higher-rate CDs (57 percent retained in third quarter). The average cost of all core deposits declined to 41 basis points in the quarter, the principal reason for the Company’s 4.36 net interest margin, highest among large bank peers.

•	The Company remained an industry leader in making credit available to U.S. consumers and businesses. Total credit supplied in the quarter through mortgage originations and new/increased credit facilities was $169 billion, one of the main drivers of continued strong loan fees, even though loan demand remained soft in the quarter.

•	Record core product solutions (sales) and record cross-sell in regional banking for legacy Wells Fargo.

•	Broad-based revenue growth across multiple businesses, including double-digit (annualized) linked-quarter growth in asset management, auto lending, consumer finance, debit card, retirement services, SBA lending and wealth management. Linked-quarter growth in these businesses was partially offset by more modest mortgage revenue, lower investment banking revenue and seasonal decline in insurance revenue.

•	While mortgage originations and servicing revenue remained high, total mortgage banking noninterest income represented less than 15 percent of consolidated company revenue, reflecting the breadth and depth of the Company’s business model.
Net Interest Income
Net interest income was $11.7 billion, compared with $11.8 billion in second quarter 2009. While the net interest margin improved to 4.36 percent, average earning assets were down $23.7 billion linked quarter, reflecting soft loan demand and reductions in non-strategic/liquidating assets. While average investment securities were up $7.3 billion, this largely reflected the averaging effect in the quarter of mortgage-backed securities (MBS) purchased late in the second quarter at yields more than 1 percent above current market. During the third quarter, $23 billion of the lowest-yielding MBS were sold to reduce exposure to higher long-term interest rates.
Loans
Average total loans were $810.2 billion compared with $833.9 billion in second quarter 2009, as consumer and commercial demand for credit remained moderate and the Company continued to reduce certain higher-risk loan portfolios. The decline in average loans included a reduction of $5.7 billion linked quarter in the non-strategic and liquidating loan portfolios that the Company has been exiting, such as indirect home equity and indirect auto from legacy Wells Fargo, and Wachovia’s Pick-a-Pay and commercial real estate portfolios.
Deposits
Average total core deposits were $759.3 billion compared with $765.7 billion in second quarter 2009. During the quarter, $38 billion of Wachovia’s higher-rate certificates of deposit matured, with $22 billion of those balances retained. “We continued to gain new deposit customers and deepen our relationship with existing customers,” said Atkins. Average checking and savings deposits increased 11 percent (annualized) to $629.6 billion from $613.3 billion in second quarter 2009. Average mortgage escrow deposits were $28.7 billion compared with $32.0 billion in second quarter 2009. Average consumer checking accounts at legacy Wells Fargo grew a net 6.4 percent from third quarter 2008 and, for Wells Fargo and Wachovia combined, grew a net 5.2 percent in California for the same period.

Noninterest Income
Noninterest income of $10.8 billion was flat compared with $10.7 billion in second quarter 2009 and included:
•	Mortgage banking income of $3.1 billion, including:
–	$1.1 billion in revenue from mortgage loan originations/sales activities on $96 billion of residential mortgage originations
–	$1.5 billion combined market-related valuation changes to mortgage servicing rights (MSRs) and economic hedges (consisting of a $2.1 billion decrease in the fair value of the MSRs more than offset by a $3.6 billion economic hedge gain in the quarter), largely due to hedge-carry income reflecting the current low short-term interest rate environment, which is expected to continue into the fourth quarter; MSRs as a percentage of loans serviced for others reduced to 0.83 percent; average servicing portfolio note rate was only 5.72 percent.
•	Trust and investment fees of $2.5 billion, up 15 percent (annualized) linked quarter primarily reflecting an increase in client assets, bond origination fees, and higher brokerage revenue as the Company further builds its retail securities brokerage business

•	Service charges on deposit accounts of $1.5 billion, up 8 percent (annualized) linked quarter driven by continued strong checking account growth

•	Card fees of $946 million, up 10 percent (annualized) linked quarter reflecting seasonally higher purchase volumes and higher customer penetration rates

•	Net losses on debt and equity securities totaling $11 million, including $396 million of OTTI write-downs and $120 million of realized gains on the sale of MBS in the third quarter. After having purchased over $34 billion of agency MBS in the second quarter of 2009 at yields more than 1 percent above the current market, the Company sold $23 billion of its lowest-yielding MBS after long-term interest rates declined in the third quarter.
Due to the general decline in long-term yields and narrowing of credit spreads in the quarter, the Company’s net unrealized securities gains, reflected in equity, increased to $6.6 billion at September 30, 2009, from net losses of $400 million at June 30, 2009.
Noninterest Expense
Noninterest expense declined to $11.7 billion from $12.7 billion in the second quarter, which included $565 million of FDIC deposit insurance assessments. The balance of the decline in third quarter expense was due to merger consolidation savings and ongoing expense management initiatives. “We currently expect cumulative merger integration costs of approximately $5.5 billion, down from our previous $7.9 billion estimate,” said Atkins. “The revised estimate reflects lower owned real estate write-downs and lower estimated severance costs since a greater proportion of labor savings is being realized through attrition. Of this $5.5 billion, we’ve spent $1.0 billion merger to date, including $200 million in the third quarter. Of the amount spent thus far, $444 million has been recorded through the income statement and $559 million has been recorded through purchase accounting adjustments to goodwill. A portion of the remaining integration costs will be charged to goodwill in the fourth quarter under purchase accounting. The balance of the cumulative estimated integration costs are expected to be expensed over the next two years, and are likely to be offset by merger-related savings during this period. We remain on track to achieve $5.0 billion in annual run-rate savings upon completion of the integration in 2011. To date, we have achieved approximately 30-40 percent of these savings.” Noninterest expense also included $100 million of additional insurance reserve at the Company’s captive mortgage reinsurance operation and $49 million of non-Wachovia-related integration costs. “As we reduce expenses through consolidation and other expense initiatives, we continue to reinvest in our businesses for long-term revenue growth,” said Atkins. “During 2009, we’ve opened 41 banking stores and converted 1,274 ATMs to Envelope-FreeSM webATM machines. We have also continued to increase the level and productivity of our sales force in community banking, commercial banking and wealth management. We continue to manage to a variable expense base in the mortgage company. Part-time staff was reduced in third quarter as application volume declined, and increased again in September and early in the fourth quarter as applications increased.” The Company’s efficiency ratio improved to 52.0 percent from 56.4 percent in second quarter and 56.2 percent in first quarter.
Capital
“We have rebuilt capital significantly this year,” said Atkins, “with most of our capital ratios now higher – in some cases substantially so – than they were just before the Wachovia merger a year ago.”

	Sept. 30,	Sept. 30,
(as a percent of total risk-weighted assets)	2009 (1)	2008 (2)
Tier 1 common equity	5.2%	6.4
Tier 1 capital	10.6	8.6
Tier 1 leverage	9.0	7.5
Total capital	14.7	11.5

(1)	September 30, 2009, ratios are preliminary

(2)	Wells Fargo only, excludes Wachovia
Stockholders’ equity now stands at $122 billion, up $50 billion from a year ago (excluding the U.S. Treasury’s $25 billion Capital Purchase Program investment), up $23 billion from post-merger closing year-end equity and up $8 billion just in the third quarter of this year alone. “In the past year, we have more than doubled stockholders’ equity while significantly reducing risk and increasing internal capital momentum,” said Atkins. Tier 1 common equity grew from second quarter 2009 entirely from internally generated sources – record retained earnings, realization of deferred tax assets and stock issued to the Company’s benefit plans. Through September 30, 2009, the Company generated $20 billion, including the $8.6 billion equity raise in the second quarter, toward the $13.7 billion regulatory capital buffer under SCAP, exceeding the requirement by $6 billion. “A major contributor to our strong results compared with the regulatory SCAP requirement has been our consistent outperformance on pre-tax pre-provision profit year to date, which confirmed the confidence we’ve had from the beginning of this process in the underlying revenue strength of our company and the consistency of our revenue generation even in adverse scenarios,” said Atkins. See footnote (4) on page 20 and the table on page 38 for more information.
In January, the Company will adopt FAS 166/167, which will result in the consolidation of certain off-balance sheet assets not currently included in its financial statements. The Company’s current estimate is that FAS 166/167 is expected to add approximately $28 billion in risk-weighted assets. This latest analysis is lower than originally projected primarily due to a reduction in the amount of securitized residential mortgages expected to be consolidated. In addition, the Company continues to explore the sale of certain interests held in securitized residential mortgage loans, which would be expected to reduce further the amount of incremental GAAP assets and incremental risk-weighted assets.
Credit Quality
“While the challenging credit cycle continues and losses remain elevated, we have begun to see early indications of consumer credit stability,” said Chief Credit and Risk Officer Mike Loughlin. “In the third quarter, this stabilization was evident in several consumer loan portfolios, while the consumer real estate portfolio continued to vary across geography. Some real estate markets, such as California, have had increased home sales and home price stabilization and, as these conditions improve in more markets, we expect to see improvement in credit results. Third quarter commercial and commercial real estate losses remained at manageable levels, reflecting the high-quality of Wells Fargo’s commercial loan portfolio and the fact that Wachovia’s commercial and commercial real estate loan portfolios were already written down at the end of last year.
“Nonperforming assets and credit losses increased during the quarter, and once again we increased reserve levels to provide for the additional risk. We expect credit losses and nonperforming assets to continue to increase in the near term, but at a slower rate as we have seen the pace of deterioration slow. Based on our current economic outlook, we expect losses to peak in 2010, with consumer losses expected to peak in the first half of 2010 and commercial and commercial real estate losses expected to peak in the second half of 2010. The recovery may take some time to gain momentum and changes in the economic outlook could affect this time horizon.”
Credit Losses
Third quarter net charge-offs were $5.1 billion, or 2.50 percent of average loans, compared with second quarter net charge-offs of $4.4 billion, or 2.11 percent of average loans. While losses were up in the quarter, the increase in terms of both dollars and percentages moderated from prior quarter growth. The overall quarterly loss rate in the third quarter, 2.50 percent, is substantially lower than reported large peer loss rates partly because Wells Fargo had already written down Wachovia’s higher-risk loan portfolios at year end. Reflecting, in part, stabilizing credit performance, legacy Wells Fargo net charge-offs were $3.4 billion, or 3.37 percent of average loans. Wachovia’s net charge-offs increased to $1.7 billion, or 1.66 percent of average loans, compared with $984 million in second quarter 2009, due to some deterioration in its portfolios and the lagging effect of purchase accounting.

Total credit losses of $5.1 billion included $1.5 billion of commercial and commercial real estate loans (1.78 percent of average loans) and $3.6 billion in consumer loans (3.13 percent of average loans), as shown in the following table.
Net Loan Charge-Offs (1)

					Quarter ended
	September 30, 2009		June 30, 2009		March 31, 2009
		As a		As a		As a
		% of		% of		% of
	Net loan	average	Net loan	average	Net loan	average
	charge-	loans	charge-	loans	charge-	loans
($ in millions)	offs	(annualized)	offs	(annualized)	offs	(annualized)
Commercial and commercial real estate:
Legacy Wells Fargo	$862	1.96%	$897	2.01%	$667	1.48%
Wachovia	602	1.57	246	0.61	30	0.07

Total commercial and commercial real estate	1,464	1.78	1,143	1.35	697	0.80

Consumer:
Legacy Wells Fargo	2,480	4.50	2,462	4.44	2,175	3.90
Wachovia	1,107	1.87	735	1.22	341	0.56

Total consumer	3,587	3.13	3,197	2.77	2,516	2.16

Foreign
Legacy Wells Fargo	43	3.00	43	3.05	45	3.13
Wachovia	17	0.28	3	0.05	—	—

Total foreign	60	0.79	46	0.61	45	0.56

Total Legacy Wells Fargo	3,385	3.37	3,402	3.35	2,887	2.82
Total Wachovia	1,726	1.66	984	0.92	371	0.34

Total	$5,111	2.50%	$4,386	2.11%	$3,258	1.54%

(1)	See explanation on page 40 of the accounting for purchased credit-impaired (PCI) loans from Wachovia and the impact on selected financial ratios.
“Commercial and commercial real estate charge-offs remained manageable in the third quarter,” said Loughlin. “In fact, legacy Wells Fargo’s commercial and commercial real estate losses declined $35 million, or 4 percent, in the quarter. The increase in commercial and commercial real estate losses was entirely in the Wachovia non-impaired portfolio, in part reflecting the fact that charge-offs are just now coming through Wachovia’s portfolio after having eliminated nonaccruals through purchase accounting at the end of last year. The overall loss rate in third quarter for Wachovia’s commercial and commercial real estate portfolio was roughly comparable to Wells Fargo’s higher-quality commercial portfolio. While the industry is likely to experience elevated commercial and commercial real estate losses, we continue to believe we have one of the best commercial and commercial real estate loan portfolios among large bank peers given our long-standing underwriting discipline and because we wrote down Wachovia’s commercial and commercial real estate portfolio when we closed the acquisition at year end.”
Consumer losses were up 12 percent in the third quarter, with virtually all of the increase in Wachovia’s consumer portfolios. Over 40 percent of the increase in Wachovia consumer loan losses came from the non-impaired Pick-a-Pay portfolio, in large part reflecting the lagging effect of purchase accounting. “We are currently expecting lower life-of-loan losses on the non-impaired Pick-a-Pay portfolio than originally assumed at the time of the merger,” said Loughlin. Overall losses on legacy Wells Fargo’s consumer portfolio were essentially flat linked quarter. “Given the actions we’ve previously taken to reduce higher-risk portfolios, given the life-of-loan loss write-downs we have taken through purchase accounting and given the substantially smaller exposure to credit cards and sub-prime loans, we are expecting consumer losses to potentially peak in the first half of 2010 and gradually decline as the year progresses.
“We remain comfortable with our original loss estimates for the impaired portfolio from Wachovia, and currently expect life-of-loan losses on the purchased credit-impaired (PCI) Pick-a-Pay portfolio to be lower than original estimates. Also, while increasing this year, losses in the non-impaired Pick-a-Pay portion of the Wachovia portfolio are tracking below our original estimates at the time we acquired Wachovia. We continue to expect the non-impaired portfolios to perform significantly better than the impaired portfolios that have already been written down through purchase accounting, and the Pick-a-Pay portfolio to perform better than other companies’ option adjustable-rate mortgage portfolios.”
Nonperforming assets
Total nonperforming assets (NPAs) were $23.5 billion (2.93 percent of total loans) at September 30, 2009, and included $20.9 billion of nonaccrual loans and $2.5 billion of foreclosed assets (repossessed real estate and vehicles).
Nonaccrual Loans and Other Nonperforming Assets

	September 30, 2009		June 30, 2009		March 31, 2009
		As a		As a		As a
		% of		% of		% of
		total		total		total
($ in millions)	Balances	loans	Balances	loans	Balances	loans
Commercial and commercial real estate:
Legacy Wells Fargo	$6,037	3.53%	$5,260	3.02%	$3,860	2.13%
Wachovia	4,227	2.86	2,333	1.46	645	0.39

Total commercial and commercial real estate	10,264	3.22	7,593	2.28	4,505	1.30

Consumer:
Legacy Wells Fargo	6,293	2.90	5,687	2.59	4,970	2.22
Wachovia	4,168	1.78	2,292	0.96	966	0.40

Total consumer	10,461	2.32	7,979	1.74	5,936	1.27

Foreign	144	0.48	226	0.75	75	0.24

Total nonaccrual loans	20,869	2.61	15,798	1.92	10,516	1.25

Foreclosed assets:
Legacy Wells Fargo	1,756		1,741		1,421
Wachovia	771		783		641

Total foreclosed assets	2,527		2,524		2,062

Real estate and other nonaccrual investments	55		20		34

Total nonaccrual loans and other nonperforming assets	$23,451	2.93%	$18,342	2.23%	$12,612	1.50%

Change from prior quarter	$5,109		$5,730		$3,603
While commercial and commercial real estate nonaccrual loans were up in the quarter, the dollar amount of the increase declined in the quarter and the rate of growth slowed considerably. Legacy Wells Fargo’s commercial and commercial real estate nonaccrual loans increased $777 million. The rate of growth in

Wachovia’s commercial and commercial real estate nonaccrual loans reflected some deterioration but was in line with management’s expectations.
Similarly, the growth rate in consumer nonaccrual loans also slowed in the quarter. Legacy Wells Fargo’s consumer nonaccrual loans increased $606 million, about 11 percent, reflecting the more moderate deterioration the Company has experienced in consumer loans. Wachovia’s Pick-a-Pay portfolio represents the largest portion of consumer nonaccrual loans. While up $1.2 billion in the third quarter, the increase in nonaccrual loans in the non-impaired Pick-a-Pay portfolio reflected the inflows to nonaccruals expected in the first few quarters after purchase accounting write-downs. The Company continued to actively modify non-PCI Pick-a-Pay loans through the use of troubled debt restructurings (TDRs), which temporarily keeps NPA levels elevated until the modified loans can demonstrate performance. To the extent these nonperforming loans return to accrual status, NPA growth should moderate.
The loss exposure expected in the nonperforming assets is significantly mitigated by three factors. First, 96 percent of our nonperforming loans (NPLs) are secured. Second, losses have already been recognized on 36 percent of the total. Residential real estate NPLs greater than 180 days old, or 41 percent of the total NPLs balance, have been written down to net realizable value. Third, there is a segment of NPLs for which there are specific reserves in the allowance, while other NPLs are covered by general reserves. “We believe that the allowance as of September 30, 2009, fully covers loss content embedded in the September 30, 2009 nonaccrual balances,” said Loughlin.
Loans 90 Days or More Past Due and Still Accruing (1)
(Excluding Insured/Guaranteed GNMA and Similar Loans)
Includes Wells Fargo and Wachovia

	Sept. 30,	June 30,
(in millions)	2009	2009
Commercial and commercial real estate:
Commercial	$458	415
Real estate mortgage	693	702
Real estate construction	930	860

Total commercial and commercial real estate	2,081	1,977

Consumer:
Real estate 1-4 family first mortgage	1,552	1,497
Real estate 1-4 family junior lien mortgage	484	660
Credit card	683	680
Other revolving credit and installment	1,138	1,160

Total consumer	3,857	3,997

Foreign	76	32

Total loans	$6,014	6,006

(1)	The table above does not include PCI loans that were contractually 90 days past due and still accruing. These loans have a related nonaccretable difference that will absorb future losses; therefore charge-offs on these loans are not expected to reduce income in future periods to the extent that actual future loan performance is consistent with original estimates.
Loans 90 days or more past due and still accruing totaled $18.9 billion at September 30, 2009, and $16.7 billion at June 30, 2009. For the same periods, the totals included $12.9 billion and $10.7 billion, respectively, in advances pursuant to the Company’s servicing agreement to Government National Mortgage Association (GNMA) mortgage pools and similar loans whose repayments are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.
Allowance for Credit Losses
(Includes Wells Fargo and, beginning December 31, 2008, Wachovia)
The allowance for credit losses, including the reserve for unfunded commitments, totaled $24.5 billion at September 30, 2009, compared with $23.5 billion at June 30, 2009. The credit reserve is driven by management’s estimate of inherent losses in the loan portfolio at September 30, 2009. Of the $1.0 billion reserve increase in the third quarter, approximately $900 million reflected continued deterioration in the commercial portfolios. “We continued to see a decline in the quality of our performing commercial and commercial real estate portfolio as well as an increase in the amount of life-of-loan reserves taken on large commercial loans where we believe it is probable that we will not collect all amounts due,” said Loughlin.
The remaining $100 million increase in the reserve relates mostly to the consumer loan portfolio and is principally due to the increasing level of residential real estate loan modifications classified as TDRs. The increased modifications this quarter resulted in an increase in the allowance of approximately $400 million compared with approximately $265 million last quarter. This increase was offset by approximately $345 million release in reserves related to performing consumer loans. “Based on our expectation that consumer related losses will peak in the first half of 2010 and then begin to gradually decline, the allowance required for performing consumer loans has decreased when compared to the allowance at the end of the second quarter 2009,” said Loughlin.
The allowance coverage to total loans increased to 3.07 percent compared with 2.86 percent at June 30, 2009. The allowance coverage to NPLs was 118 percent as of September 30, 2009. “We believe the allowance was adequate for losses inherent in the loan portfolio at September 30, 2009, including both performing and nonperforming loans,” said Loughlin.
Credit Summary
“We are two years into the most difficult credit cycle in recent memory,” said Loughlin. “Economic challenges continue and we expect that credit costs will remain elevated in the fourth quarter. However, based on portfolio trends and our current economic outlook, and assuming no unexpected further deterioration in the economy, we believe consumer loan losses will peak in the first half of 2010 then gradually decline, while commercial and commercial real estate loan losses will peak in the second half of 2010 and then gradually decline. We expect nonperforming assets to continue to increase in the near term, but at a slower pace as credit deterioration slows. NPAs are expected to remain elevated through 2010. We are working closely with customers who are having difficulties to understand their challenges, identify possible solutions and minimize loss. We believe our experienced and stable management team is well equipped to navigate through the end of this cycle.”
For additional detail on credit quality and trends, please refer to the quarterly supplement.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
	Sept. 30,	June 30,
(in millions)	2009	2009
Community Banking	$2,667	2,008
Wholesale Banking	598	1,067
Wealth, Brokerage and Retirement	244	363
More financial information about the business segments is on pages 39 and 40.
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C.
Selected Financial Information

	Quarter ended
	Sept. 30,	June 30,
(in millions)	2009	2009
Total revenue	$15,143	14,807
Provision for credit losses	4,572	4,264
Noninterest expense	6,802	7,665
Segment net income	2,667	2,008

(in billions)
Average loans	534.7	540.7
Average assets	785.2	799.2
Average core deposits	530.3	543.9
Community Banking reported net income of $2.7 billion, up $659 million, or 131 percent (annualized), from second quarter. Revenue increased $336 million, or 9 percent (annualized), driven by strong regional banking and mortgage fee income partially offset by a decrease in net interest margin. Noninterest income increased $420 million, or 28 percent (annualized), from prior quarter driven by continued strength in mortgage banking and strong growth in deposit service charges and card fees. Noninterest expense decreased $863 million, or 45 percent (annualized), driven by higher second quarter FDIC deposit insurance assessments as well as expense reductions due to Wachovia merger-related cost saves. The provision for credit losses increased $308 million, and included a $236 million credit reserve build compared with a $479 million credit reserve build in the prior quarter.
Regional Banking Highlights for Legacy Wells Fargo
•	Record core product solutions (sales) of 6.84 million, up 10 percent from prior year on a comparable basis

•	Core sales per platform banker FTE (active, full-time equivalent) of 5.88 per day, up from 5.65 in prior year on a comparable basis

•	Record retail bank household cross-sell of Wells Fargo products of 5.90 products per household; 25 percent of retail bank households had 8 or more products, the Company’s long-term goal

•	Sales of Wells Fargo Packages® (a checking account and at least three other products) up 14 percent from prior year, purchased by 78 percent of new checking account customers

•	Customer loyalty scores up 3 percent, and welcoming and wait time scores improved 7 percent from prior year (based on customers conducting transactions with tellers)

•	Business Banking
–	Store-based business solutions up 11 percent from prior year

–	Business Banking household cross-sell of 3.72 products per household

–	Sales of Wells Fargo Business Services Packages (business checking account and at least three other business products) up 18 percent from prior year, purchased by 55 percent of new business checking account customers
Regional Banking Highlights for Wachovia
•	Retail bank household cross-sell of Wachovia products of 4.65 products per household

•	Wachovia maintained its very high customer experience levels; scores continued to surpass prior year
Combined Regional Banking
•	Consumer checking accounts up a net 5.2 percent from prior year

•	Business checking accounts up a net 4.1 percent from prior year

•	Opened 15 banking stores for retail network total of 6,653 stores

•	12,352 ATMs across our network, including 3,260 Envelope-FreeSM webATM machines

•	America’s #1 small business lender for 7th consecutive year (in loans under $100,000), according to 2008 Community Reinvestment Act (CRA) data
Online Banking
•	16.2 million combined active online customers

•	3.9 million combined active Bill Pay customers

•	Global Finance Magazine ranked Wells Fargo the Best Consumer Internet Bank in the U.S. (July 2009)

•	Wells Fargo launched customer-to-customer mobile banking money transfers, a simple and secure way to send funds to family and friends
Wells Fargo Home Mortgage (Home Mortgage)
•	Home Mortgage applications of $123 billion, compared with $194 billion in prior quarter

•	Home Mortgage application pipeline of $62 billion at quarter end, compared with $90 billion at June 30, 2009

•	Home Mortgage originations of $96 billion, down from $129 billion in prior quarter

•	Owned residential mortgage servicing portfolio of $1.7 trillion

Wholesale Banking provides financial solutions to businesses across the United States with annual sales generally in excess of $10 million and financial institutions globally. Products include middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, correspondent banking, trade services, specialized lending, equipment finance, corporate trust, investment banking, capital markets and asset management.
Selected Financial Information

	Quarter ended
	Sept. 30,	June 30,
(in millions)	2009	2009
Total revenue	$4,916	5,238
Provision for credit losses	1,361	738
Noninterest expense	2,630	2,807
Segment net income	598	1,067

(in billions)
Average loans	247.0	263.5
Average assets	369.3	381.7
Average core deposits	146.9	138.1
Wholesale Banking reported net income of $598 million compared with $1.07 billion in second quarter 2009. Revenue decreased $322 million, primarily due to strength in investment banking and capital markets revenue in the prior quarter, as well as insurance revenue seasonality. Average core deposits were $147 billion up 25 percent (annualized) from the prior quarter. Noninterest expense decreased $177 million, primarily due to lower FDIC deposit insurance assessments. The provision for credit losses was $1.36 billion, an increase of $623 million from the prior quarter, and included $627 million of additional provision recorded to build reserves for the wholesale portfolio, compared with a credit reserve build of $162 million in the prior quarter.
•	Government and Institutional Banking core deposits up 3 percent and noninterest income up 9 percent, driven by creation of integrated national platform of Wachovia and Wells Fargo capabilities, continued support of client credit needs and expansion in Public Finance

•	Total core deposits up 13 percent and noninterest income up 2 percent in Global Financial Institutions and Trade Services, as international bank liquidity continued to improve and trade and payment volumes increased

•	For 7th time in 8 years, Wells Fargo Shareowner ServicesSM received the TALON award as transfer agent ranked highest in Overall Satisfaction

•	Treasury Management introduced enhanced version of CEO Workstation®, an easy-to-use online cash management tool

•	Merger of Wachovia wholesale businesses on track to meet or exceed expected cost saves and is producing significant new growth opportunities from acquired businesses such as Government and Institutional Banking, Global Finance and Institutional Trade, and Investment Banking and Capital Markets

Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a comprehensive planning approach to meet each client’s needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions including financial planning, private banking, credit, investment management and trust. Family Wealth meets the unique needs of the ultra high net worth customers. Retail Brokerage’s financial advisors serve customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the U.S. Retirement provides retirement services for individual investors and is a national leader in 401(k) and pension record keeping.
Selected Financial Information

	Quarter ended
	Sept. 30,	June 30,
(in millions)	2009	2009
Total revenue	$2,966	2,986
Provision for credit losses	234	115
Noninterest expense	2,314	2,289
Segment net income	244	363

(in billions)
Average loans	45.4	45.9
Average assets	108.6	110.2
Average core deposits	116.4	113.5
Wealth, Brokerage and Retirement reported net income of $244 million, compared with $363 million in the prior quarter. Revenue was $3.0 billion consistent with the prior quarter’s levels as the strong equity market recovery led to increases in client assets across the brokerage, wealth and retirement businesses, driving solid revenue growth, partially offset by lower realized gains on sales of securities available for sale in the brokerage business. Total provision for credit losses increased $119 million from the prior quarter, largely reflecting a credit reserve build of $137 million in third quarter due to higher loss rates. Average core deposits increased $2.9 billion, or 10 percent (annualized), from second quarter, reflecting continued success in attracting client assets, including deposits.
Retail Brokerage
•	Client assets increased 8 percent to $1.1 trillion from prior quarter

•	Managed account assets increased $23 billion, or 14 percent, from prior quarter, including net inflows of $8 billion

•	Brokerage transactional revenue increased 2 percent from prior quarter
Wealth Management
•	Continued strong deposit growth, with average balances up 8 percent from prior quarter

•	Trust assets of $119 billion, up 7 percent from prior quarter
Retirement
•	Retirement plan assets of $271 billion increased $22 billion, or 9 percent, from prior quarter

•	IRA assets of $231 billion increased $20 billion, or 9 percent, from prior quarter

•	Integrated sales approach, firm stability and scale in the business, drove key new business wins in institutional retirement
Recorded Message
A recorded message reviewing Wells Fargo’s results is available at 5:30 a.m. Pacific Time through October 24, 2009. Dial 866-416-0522 (domestic) or 706-902-3479 (international). No password is required. The call is also available online at wellsfargo.com/invest_relations/earnings.
Cautionary Statement About Forward-Looking Information
In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “may,” “can,” “will,” “outlook,” “project” or similar expressions. Forward-looking statements in this news release include, among others, statements about: (i) future credit quality, the adequacy of the allowance for loan losses, the level of nonperforming assets and nonaccrual loans, expected or estimated future losses in our loan portfolios and life-of-loan loss estimates, including that we currently expect that credit losses will peak in 2010, absent further deterioration in the economy, with consumer loan losses expected to peak in the first half of 2010 and commercial and commercial real estate loan losses expected to peak later in 2010, and that the pick-a-pay portfolios, both purchased credit-impaired and non-impaired, will perform better than management’s expectations at the time of the Wachovia merger; (ii) reduction or mitigation of risk in our loan portfolios and the effects of loan modification programs; (iii) the amount and timing of expected integration activities, expenses and cost savings relating to the Wachovia merger, as well as the expected synergies and benefits of the merger, including that we currently estimate merger expenses of approximately $5.5 billion and that we currently are on track to achieve $5.0 billion annual run rate cost savings by the expected completion of the integration in 2011; (iv) the status of our capital requirements under the Supervisory Capital Assessment Program; and (v) our preliminary estimates to add assets to our consolidated financial statements upon the implementation of FAS 166 and FAS 167.
Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current and future economic and market conditions, including the effects of further declines in housing prices and high unemployment rates; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; the terms of capital investments or other financial assistance provided by the U.S. government; legislative proposals to allow mortgage cram-downs in bankruptcy or force other loan modifications; the extent of success in our loan modification efforts; our ability to successfully and timely integrate the Wachovia merger and realize the expected cost savings and other benefits, including delays or disruptions in system conversions and higher severance costs; our ability to realize efficiency initiatives to lower expenses when and in the amount expected; recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio; the effect of changes in interest rates on our net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; hedging gains or losses; disruptions in the capital markets and reduced investor demand for mortgage loans; our ability to sell more products to our customers; the effect of the economic recession on the demand for our products and services; the effect of fluctuations in stock market prices on fee income from our brokerage, asset and wealth management businesses; our election to provide support to our mutual funds for structured credit products they may hold; changes in the value of our venture capital investments; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied, including the implementation of FAS 166 and FAS 167 and its effects on the consolidation of additional assets on our balance sheet; mergers and acquisitions; federal and state regulations; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations, the loss of checking and saving account deposits to other investments such as the stock market, and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses, especially if credit markets, housing prices, and unemployment do not stabilize or improve. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. There is no assurance that we will meet the SCAP capital requirement on the November 9, 2009, deadline established by the Federal Reserve Board. Although we exceeded the requirement at September 30, 2009, our common equity capital could fall between now and the deadline, causing us not to meet the requirement. Failure to meet the requirement could result in the issuance of equity securities or the conversion of preferred securities into common stock, resulting in substantial dilution to existing stockholders. There is no assurance as to when or how we will repay the government’s investment or that we will be able to repay the investment in a manner that does not require the issuance of equity securities resulting in substantial dilution to existing stockholders. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the periods ended March 31, 2009, and June 30, 2009, and our Annual Report on Form 10-K for the year ended December 31, 2008, including the discussions under “Risk Factors” in each of those reports, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.
About Wells Fargo
Wells Fargo & Company is a diversified financial services company with $1.2 trillion in assets, providing banking, insurance, investments, mortgage and consumer finance through more than 10,000 stores, over 12,000 ATMs and the internet (wellsfargo.com) across North America and internationally.
# # #

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA (1) (2)

	Quarter ended Sept. 30,		Nine months ended Sept. 30,
($ in millions, except per share amounts)	2009	2008	2009	2008

For the Period
Wells Fargo net income	$3,235	1,637	9,452	5,389
Wells Fargo net income applicable to common stock	2,637	1,637	7,596	5,389
Diluted earnings per common share	0.56	0.49	1.69	1.62

Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.03%	1.06	1.00	1.21
Net income to average assets	1.06	1.07	1.02	1.22
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.04	13.63	13.29	15.02
Net income to average total equity	10.57	13.66	11.32	15.06

Efficiency ratio (3)	52.0	53.0	54.9	51.8

Total revenue	$22,466	10,377	65,990	32,400
Pre-tax pre-provision profit (PTPP) (4)	10,782	4,876	29,791	15,612

Dividends declared per common share	0.05	0.34	0.44	0.96

Average common shares outstanding	4,678.3	3,316.4	4,471.2	3,309.6
Diluted average common shares outstanding	4,706.4	3,331.0	4,485.3	3,323.4

Average loans	$810,191	404,203	833,076	393,262

Average assets	1,246,051	614,194	1,270,071	594,717

Average core deposits (5)	759,319	320,074	759,668	318,582

Average retail core deposits (6)	584,414	234,140	590,499	230,935

Net interest margin	4.36%	4.79	4.27	4.80

At Period End
Securities available for sale	$183,814	86,882	183,814	86,882
Loans	799,952	411,049	799,952	411,049
Allowance for loan losses	24,028	7,865	24,028	7,865
Goodwill	24,052	13,520	24,052	13,520
Assets	1,228,625	622,361	1,228,625	622,361
Core deposits (5)	747,913	334,076	747,913	334,076
Wells Fargo stockholders’ equity	122,150	46,957	122,150	46,957
Total equity	128,924	47,259	128,924	47,259

Capital ratios:
Wells Fargo common stockholders’ equity to assets	7.41%	7.54	7.41	7.54
Total equity to assets	10.49	7.59	10.49	7.59
Average Wells Fargo common stockholders’ equity to average assets	6.98	7.78	6.02	8.06
Average total equity to average assets	9.99	7.83	8.98	8.11
Risk-based capital (7)
Tier 1 capital	10.63	8.59	10.63	8.59
Total capital	14.66	11.51	14.66	11.51
Tier 1 leverage (7)	9.03	7.54	9.03	7.54

Book value per common share	$19.46	14.14	19.46	14.14

Team members (active, full-time equivalent)	265,100	159,000	265,100	159,000

Common stock price:
High	$29.56	44.68	30.47	44.68
Low	22.08	20.46	7.80	20.46
Period end	28.18	37.53	28.18	37.53

(1)	Wells Fargo & Company (Wells Fargo) acquired Wachovia Corporation (Wachovia) on December 31, 2008. Because the acquisition was completed on December 31, 2008, Wachovia’s results are included in the income statement, average balances and related metrics beginning in 2009. Wachovia’s assets and liabilities are included in the consolidated balance sheet beginning on December 31, 2008.
(2)	On January 1, 2009, we adopted new accounting guidance on noncontrolling interests contained in FASB ASC 810-10, Consolidation (Statement of Financial Accounting Standards (FAS) No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51), on a retrospective basis for disclosure and, accordingly, prior period information reflects the adoption. The guidance requires that noncontrolling interests be reported as a component of total equity.
(3)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(4)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(5)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(6)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(7)	The September 30, 2009, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA (1) (2)

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
($ in millions, except per share amounts)	2009	2009	2009	2008	2008

For the Quarter
Wells Fargo net income (loss)	$3,235	3,172	3,045	(2,734)	1,637
Wells Fargo net income (loss) applicable to common stock	2,637	2,575	2,384	(3,020)	1,637
Diluted earnings (loss) per common share	0.56	0.57	0.56	(0.84)	0.49

Profitability ratios (annualized):
Wells Fargo net income (loss) to average assets (ROA)	1.03%	1.00	0.96	(1.72)	1.06
Net income (loss) to average assets	1.06	1.02	0.97	(1.72)	1.07
Wells Fargo net income (loss) applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.04	13.70	14.49	(22.32)	13.63
Net income (loss) to average total equity	10.57	11.56	11.97	(15.53)	13.66

Efficiency ratio (3)	52.0	56.4	56.2	61.3	53.0

Total revenue	$22,466	22,507	21,017	9,477	10,377
Pre-tax pre-provision profit (PTPP) (4)	10,782	9,810	9,199	3,667	4,876

Dividends declared per common share	0.05	0.05	0.34	0.34	0.34

Average common shares outstanding	4,678.3	4,483.1	4,247.4	3,582.4	3,316.4
Diluted average common shares outstanding	4,706.4	4,501.6	4,249.3	3,593.6	3,331.0

Average loans	$810,191	833,945	855,591	413,940	404,203

Average assets	1,246,051	1,274,926	1,289,716	633,223	614,194

Average core deposits (5)	759,319	765,697	753,928	344,957	320,074

Average retail core deposits (6)	584,414	596,648	590,502	243,464	234,140

Net interest margin	4.36%	4.30	4.16	4.90	4.79

At Quarter End
Securities available for sale	$183,814	206,795	178,468	151,569	86,882
Loans	799,952	821,614	843,579	864,830	411,049
Allowance for loan losses	24,028	23,035	22,281	21,013	7,865
Goodwill	24,052	24,619	23,825	22,627	13,520
Assets	1,228,625	1,284,176	1,285,891	1,309,639	622,361
Core deposits (5)	747,913	761,122	756,183	745,432	334,076
Wells Fargo stockholders’ equity	122,150	114,623	100,295	99,084	46,957
Total equity	128,924	121,382	107,057	102,316	47,259

Capital ratios:
Wells Fargo common stockholders’ equity to assets	7.41%	6.51	5.40	5.21	7.54
Total equity to assets	10.49	9.45	8.33	7.81	7.59
Average Wells Fargo common stockholders’ equity to average assets	6.98	5.92	5.17	8.50	7.78
Average total equity to average assets	9.99	8.85	8.11	11.09	7.83
Risk-based capital (7)
Tier 1 capital	10.63	9.80	8.30	7.84	8.59
Total capital	14.66	13.84	12.30	11.83	11.51
Tier 1 leverage (7)	9.03	8.32	7.09	14.52	7.54

Book value per common share	$19.46	17.91	16.28	16.15	14.14

Team members (active, full-time equivalent)	265,100	269,900	272,800	270,800	159,000

Common stock price:
High	$29.56	28.45	30.47	38.95	44.68
Low	22.08	13.65	7.80	19.89	20.46
Period end	28.18	24.26	14.24	29.48	37.53

(1)	Wells Fargo & Company (Wells Fargo) acquired Wachovia Corporation (Wachovia) on December 31, 2008. Because the acquisition was completed on December 31, 2008, Wachovia’s results are included in the income statement, average balances and related metrics beginning in 2009. Wachovia’s assets and liabilities are included in the consolidated balance sheet beginning on December 31, 2008.
(2)	On January 1, 2009, we adopted new accounting guidance on noncontrolling interests contained in FASB ASC 810-10, Consolidation (Statement of Financial Accounting Standards (FAS) No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51), on a retrospective basis for disclosure and, accordingly, prior period information reflects the adoption. The guidance requires that noncontrolling interests be reported as a component of total equity.
(3)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(4)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(5)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(6)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(7)	The September 30, 2009, ratios are preliminary. Because the Wachovia acquisition was completed on December 31, 2008, the Tier 1 leverage ratio at December 31, 2008, which considers period-end Tier 1 capital and quarterly average assets in the computation of the ratio, does not reflect average assets of Wachovia for 2008.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Sept. 30,		Nine months ended Sept. 30,
(in millions, except per share amounts)	2009	2008	2009	2008

Interest income
Trading assets	$216	41	688	126
Securities available for sale	2,947	1,397	8,543	3,753
Mortgages held for sale	524	394	1,484	1,211
Loans held for sale	34	12	151	34
Loans	10,170	6,888	31,467	20,906
Other interest income	77	42	249	140

Total interest income	13,968	8,774	42,582	26,170

Interest expense
Deposits	905	1,019	2,861	3,676
Short-term borrowings	32	492	210	1,274
Long-term debt	1,301	882	4,565	2,801
Other interest expense	46	-	122	-

Total interest expense	2,284	2,393	7,758	7,751

Net interest income	11,684	6,381	34,824	18,419
Provision for credit losses	6,111	2,495	15,755	7,535

Net interest income after provision for credit losses	5,573	3,886	19,069	10,884

Noninterest income
Service charges on deposit accounts	1,478	839	4,320	2,387
Trust and investment fees	2,502	738	7,130	2,263
Card fees	946	601	2,722	1,747
Other fees	950	552	2,814	1,562
Mortgage banking	3,067	892	8,617	2,720
Insurance	468	439	1,644	1,493
Net gains (losses) on debt securities available for sale (includes impairment losses of $273 and $850, consisting of $314 and $1,889 of total other-than-temporary impairment losses, net of $41 and $1,039 recognized in other comprehensive income, for the quarter and nine months ended September 30, 2009, respectively)	(40)	84	(237)	316
Net gains (losses) from equity investments	29	(509)	(88)	(149)
Other	1,382	360	4,244	1,642

Total noninterest income	10,782	3,996	31,166	13,981

Noninterest expense
Salaries	3,428	2,078	10,252	6,092
Commission and incentive compensation	2,051	555	5,935	2,005
Employee benefits	1,034	486	3,545	1,666
Equipment	563	302	1,825	955
Net occupancy	778	402	2,357	1,201
Core deposit and other intangibles	642	47	1,935	139
FDIC and other deposit assessments	228	37	1,547	63
Other	2,960	1,594	8,803	4,667

Total noninterest expense	11,684	5,501	36,199	16,788

Income before income tax expense	4,671	2,381	14,036	8,077
Income tax expense	1,355	730	4,382	2,638

Net income before noncontrolling interests	3,316	1,651	9,654	5,439
Less: Net income from noncontrolling interests	81	14	202	50

Wells Fargo net income	$3,235	1,637	9,452	5,389

Wells Fargo net income applicable to common stock	$2,637	1,637	7,596	5,389

Per share information
Earnings per common share	$0.56	0.49	1.70	1.63
Diluted earnings per common share	0.56	0.49	1.69	1.62
Dividends declared per common share	0.05	0.34	0.44	0.96
Average common shares outstanding	4,678.3	3,316.4	4,471.2	3,309.6
Diluted average common shares outstanding	4,706.4	3,331.0	4,485.3	3,323.4

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions, except per share amounts)	2009	2009	2009	2008	2008

Interest income
Trading assets	$216	206	266	51	41
Securities available for sale	2,947	2,887	2,709	1,534	1,397
Mortgages held for sale	524	545	415	362	394
Loans held for sale	34	50	67	14	12
Loans	10,170	10,532	10,765	6,726	6,888
Other interest income	77	81	91	41	42

Total interest income	13,968	14,301	14,313	8,728	8,774

Interest expense
Deposits	905	957	999	845	1,019
Short-term borrowings	32	55	123	204	492
Long-term debt	1,301	1,485	1,779	955	882
Other interest expense	46	40	36	-	-

Total interest expense	2,284	2,537	2,937	2,004	2,393

Net interest income	11,684	11,764	11,376	6,724	6,381
Provision for credit losses	6,111	5,086	4,558	8,444	2,495

Net interest income after provision for credit losses	5,573	6,678	6,818	(1,720)	3,886

Noninterest income
Service charges on deposit accounts	1,478	1,448	1,394	803	839
Trust and investment fees	2,502	2,413	2,215	661	738
Card fees	946	923	853	589	601
Other fees	950	963	901	535	552
Mortgage banking	3,067	3,046	2,504	(195)	892
Insurance	468	595	581	337	439
Net gains (losses) on debt securities available for sale	(40)	(78)	(119)	721	84
Net gains (losses) from equity investments	29	40	(157)	(608)	(509)
Other	1,382	1,393	1,469	(90)	360

Total noninterest income	10,782	10,743	9,641	2,753	3,996

Noninterest expense
Salaries	3,428	3,438	3,386	2,168	2,078
Commission and incentive compensation	2,051	2,060	1,824	671	555
Employee benefits	1,034	1,227	1,284	338	486
Equipment	563	575	687	402	302
Net occupancy	778	783	796	418	402
Core deposit and other intangibles	642	646	647	47	47
FDIC and other deposit assessments	228	981	338	57	37
Other	2,960	2,987	2,856	1,709	1,594

Total noninterest expense	11,684	12,697	11,818	5,810	5,501

Income (loss) before income tax expense (benefit)	4,671	4,724	4,641	(4,777)	2,381
Income tax expense (benefit)	1,355	1,475	1,552	(2,036)	730

Net income (loss) before noncontrolling interests	3,316	3,249	3,089	(2,741)	1,651
Less: Net income (loss) from noncontrolling interests	81	77	44	(7)	14

Wells Fargo net income (loss)	$3,235	3,172	3,045	(2,734)	1,637

Wells Fargo net income (loss) applicable to common stock	$2,637	2,575	2,384	(3,020)	1,637

Per share information
Earnings (loss) per common share	$0.56	0.58	0.56	(0.84)	0.49
Diluted earnings (loss) per common share	0.56	0.57	0.56	(0.84)	0.49
Dividends declared per common share	0.05	0.05	0.34	0.34	0.34
Average common shares outstanding	4,678.3	4,483.1	4,247.4	3,582.4	3,316.4
Diluted average common shares outstanding	4,706.4	4,501.6	4,249.3	3,593.6	3,331.0

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended September 30,
	2009			2008
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$16,356	0.66%	$27	3,463	2.09%	$18
Trading assets	20,518	4.29	221	4,838	3.72	46
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	2,545	3.79	24	1,141	3.99	11
Securities of U.S. states and political subdivisions	12,818	6.28	204	7,211	6.65	124
Mortgage-backed securities:
Federal agencies	94,457	5.34	1,221	50,528	5.83	731
Residential and commercial	43,214	9.56	1,089	21,358	5.82	346

Total mortgage-backed securities	137,671	6.75	2,310	71,886	5.83	1,077
Other debt securities (4)	33,294	7.00	568	12,622	7.17	248

Total debt securities available for sale (4)	186,328	6.72	3,106	92,860	6.06	1,460
Mortgages held for sale (5)	40,604	5.16	524	24,990	6.31	394
Loans held for sale (5)	4,975	2.67	34	677	6.95	12
Loans:
Commercial and commercial real estate:
Commercial	175,642	4.34	1,919	100,688	5.92	1,496
Real estate mortgage	103,450	3.39	883	43,616	5.60	615
Real estate construction	32,649	3.02	249	19,715	4.82	238
Lease financing	14,360	9.14	328	7,250	5.48	100

Total commercial and commercial real estate	326,101	4.12	3,379	171,269	5.69	2,449

Consumer:
Real estate 1-4 family first mortgage	235,051	5.35	3,154	76,197	6.64	1,265
Real estate 1-4 family junior lien mortgage	105,779	4.62	1,229	75,379	6.36	1,206
Credit card	23,448	11.65	683	19,948	12.19	609
Other revolving credit and installment	90,199	6.48	1,473	54,104	8.64	1,175

Total consumer	454,477	5.73	6,539	225,628	7.52	4,255

Foreign	29,613	3.61	270	7,306	10.28	188

Total loans (5)	810,191	5.00	10,188	404,203	6.79	6,892
Other	6,088	3.29	49	2,126	4.64	24

Total earning assets	$1,085,060	5.20%	$14,149	533,157	6.57%	$8,846

Funding sources
Deposits:
Interest-bearing checking	$59,467	0.15%	$21	5,483	0.87%	$12
Market rate and other savings	369,120	0.34	317	166,710	1.18	495
Savings certificates	129,698	1.35	442	37,192	2.57	240
Other time deposits	18,248	1.93	89	7,930	2.59	53
Deposits in foreign offices	56,820	0.25	36	49,054	1.78	219

Total interest-bearing deposits	633,353	0.57	905	266,369	1.52	1,019
Short-term borrowings	39,828	0.35	36	83,458	2.35	492
Long-term debt	222,580	2.33	1,301	103,745	3.43	892
Other liabilities	5,620	3.30	46	-	-	-

Total interest-bearing liabilities	901,381	1.01	2,288	453,572	2.11	2,403
Portion of noninterest-bearing funding sources	183,679	-	-	79,585	-	-

Total funding sources	$1,085,060	0.84	2,288	533,157	1.78	2,403

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.36%	$11,861		4.79%	$6,443

Noninterest-earning assets
Cash and due from banks	$18,084			11,024
Goodwill	24,435			13,531
Other	118,472			56,482

Total noninterest-earning assets	$160,991			81,037

Noninterest-bearing funding sources
Deposits	$172,588			87,095
Other liabilities	47,646			25,452
Total equity	124,436			48,075
Noninterest-bearing funding sources used to fund earning assets	(183,679)			(79,585)

Net noninterest-bearing funding sources	$160,991			81,037

Total assets	$1,246,051			614,194

(1)	Our average prime rate was 3.25% and 5.00% for the quarters ended September 30, 2009 and 2008, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 0.41% and 2.91% for the same quarters, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Nine months ended September 30,
	2009			2008
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$20,411	0.73%	$111	3,734	2.59%	$72
Trading assets	20,389	4.64	709	4,960	3.57	133
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	2,514	2.61	48	1,055	3.88	30
Securities of U.S. states and political subdivisions	12,409	6.39	623	6,848	6.88	362
Mortgage-backed securities:
Federal agencies	87,916	5.45	3,492	42,448	5.93	1,854
Residential and commercial	41,070	9.05	3,150	21,589	5.92	1,010

Total mortgage-backed securities	128,986	6.72	6,642	64,037	5.92	2,864
Other debt securities (4)	31,437	7.01	1,691	12,351	6.78	670

Total debt securities available for sale (4)	175,346	6.69	9,004	84,291	6.11	3,926
Mortgages held for sale (5)	38,315	5.16	1,484	26,417	6.11	1,211
Loans held for sale (5)	6,693	3.01	151	686	6.66	34
Loans:
Commercial and commercial real estate:
Commercial	186,610	4.10	5,725	95,697	6.29	4,509
Real estate mortgage	104,003	3.44	2,677	40,351	5.91	1,788
Real estate construction	33,660	2.92	734	19,288	5.29	763
Lease financing	14,968	9.04	1,015	7,055	5.63	298

Total commercial and commercial real estate	339,241	4.00	10,151	162,391	6.05	7,358

Consumer:
Real estate 1-4 family first mortgage	240,409	5.51	9,926	74,064	6.77	3,761
Real estate 1-4 family junior lien mortgage	108,094	4.81	3,894	75,220	6.78	3,820
Credit card	23,236	12.16	2,118	19,256	12.11	1,749
Other revolving credit and installment	91,240	6.60	4,502	54,949	8.84	3,637

Total consumer	462,979	5.90	20,440	223,489	7.74	12,967

Foreign	30,856	4.02	929	7,382	10.72	592

Total loans (5)	833,076	5.05	31,520	393,262	7.10	20,917
Other	6,102	3.02	137	1,995	4.55	68

Total earning assets	$1,100,332	5.21%	$43,116	515,345	6.81%	$26,361

Funding sources
Deposits:
Interest-bearing checking	$73,195	0.14%	$77	5,399	1.31%	$53
Market rate and other savings	339,081	0.42	1,072	162,792	1.45	1,765
Savings certificates	150,607	1.14	1,280	38,907	3.23	940
Other time deposits	21,794	1.97	321	6,163	2.87	133
Deposits in foreign offices	50,907	0.29	111	49,192	2.13	785

Total interest-bearing deposits	635,584	0.60	2,861	262,453	1.87	3,676
Short-term borrowings	58,447	0.50	217	67,714	2.51	1,274
Long-term debt	238,909	2.55	4,568	101,668	3.71	2,825
Other liabilities	4,675	3.50	122	-	-	-

Total interest-bearing liabilities	937,615	1.11	7,768	431,835	2.40	7,775
Portion of noninterest-bearing funding sources	162,717	-	-	83,510	-	-

Total funding sources	$1,100,332	0.94	7,768	515,345	2.01	7,775

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.27%	$35,348		4.80%	$18,586

Noninterest-earning assets
Cash and due from banks	$19,218			11,182
Goodwill	23,964			13,289
Other	126,557			54,901

Total noninterest-earning assets	$169,739			79,372

Noninterest-bearing funding sources
Deposits	$169,187			86,676
Other liabilities	49,249			27,973
Total equity	114,020			48,233
Noninterest-bearing funding sources used to fund earning assets	(162,717)			(83,510)

Net noninterest-bearing funding sources	$169,739			79,372

Total assets	$1,270,071			594,717

(1)	Our average prime rate was 3.25% and 5.43% for the nine months ended September 30, 2009 and 2008, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 0.83% and 2.98% for the same periods, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Sept. 30,		Nine months ended Sept. 30,
(in millions)	2009	2008	2009	2008

Service charges on deposit accounts	$1,478	839	4,320	2,387
Trust and investment fees:
Trust, investment and IRA fees	989	549	2,550	1,674
Commissions and all other fees	1,513	189	4,580	589

Total trust and investment fees	2,502	738	7,130	2,263

Card fees	946	601	2,722	1,747
Other fees:
Cash network fees	60	48	176	143
Charges and fees on loans	453	266	1,326	765
All other fees	437	238	1,312	654

Total other fees	950	552	2,814	1,562

Mortgage banking:
Servicing income, net	1,873	525	3,469	1,019
Net gains on mortgage loan origination/sales activities	1,125	276	4,910	1,419
All other	69	91	238	282

Total mortgage banking	3,067	892	8,617	2,720

Insurance	468	439	1,644	1,493
Net gains from trading activities	622	65	2,158	684
Net gains (losses) on debt securities available for sale	(40)	84	(237)	316
Net gains (losses) from equity investments	29	(509)	(88)	(149)
Operating leases	224	102	522	365
All other	536	193	1,564	593

Total	$10,782	3,996	31,166	13,981

NONINTEREST EXPENSE

	Quarter ended Sept. 30,		Nine months ended Sept. 30,
(in millions)	2009	2008	2009	2008

Salaries	$3,428	2,078	10,252	6,092
Commission and incentive compensation	2,051	555	5,935	2,005
Employee benefits	1,034	486	3,545	1,666
Equipment	563	302	1,825	955
Net occupancy	778	402	2,357	1,201
Core deposit and other intangibles	642	47	1,935	139
FDIC and other deposit assessments	228	37	1,547	63
Outside professional services	489	206	1,350	589
Insurance	208	144	734	511
Postage, stationery and supplies	211	136	701	415
Outside data processing	251	122	745	353
Travel and entertainment	151	113	387	330
Foreclosed assets	243	99	678	298
Contract services	254	88	726	300
Operating leases	52	90	183	308
Advertising and promotion	160	96	396	285
Telecommunications	142	78	464	238
Operating losses	117	63	448	46
All other	682	359	1,991	994

Total	$11,684	5,501	36,199	16,788

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2009	2009	2009	2008	2008

Service charges on deposit accounts	$1,478	1,448	1,394	803	839
Trust and investment fees:
Trust, investment and IRA fees	989	839	722	487	549
Commissions and all other fees	1,513	1,574	1,493	174	189

Total trust and investment fees	2,502	2,413	2,215	661	738

Card fees	946	923	853	589	601
Other fees:
Cash network fees	60	58	58	45	48
Charges and fees on loans	453	440	433	272	266
All other fees	437	465	410	218	238

Total other fees	950	963	901	535	552

Mortgage banking:
Servicing income, net	1,873	753	843	(40)	525
Net gains (losses) on mortgage loan origination/sales activities	1,125	2,203	1,582	(236)	276
All other	69	90	79	81	91

Total mortgage banking	3,067	3,046	2,504	(195)	892

Insurance	468	595	581	337	439
Net gains (losses) from trading activities	622	749	787	(409)	65
Net gains (losses) on debt securities available for sale	(40)	(78)	(119)	721	84
Net gains (losses) from equity investments	29	40	(157)	(608)	(509)
Operating leases	224	168	130	62	102
All other	536	476	552	257	193

Total	$10,782	10,743	9,641	2,753	3,996

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2009	2009	2009	2008	2008

Salaries	$3,428	3,438	3,386	2,168	2,078
Commission and incentive compensation	2,051	2,060	1,824	671	555
Employee benefits	1,034	1,227	1,284	338	486
Equipment	563	575	687	402	302
Net occupancy	778	783	796	418	402
Core deposit and other intangibles	642	646	647	47	47
FDIC and other deposit assessments	228	981	338	57	37
Outside professional services	489	451	410	258	206
Insurance	208	259	267	214	144
Postage, stationery and supplies	211	240	250	141	136
Outside data processing	251	282	212	127	122
Travel and entertainment	151	131	105	117	113
Foreclosed assets	243	187	248	116	99
Contract services	254	256	216	107	88
Operating leases	52	61	70	81	90
Advertising and promotion	160	111	125	93	96
Telecommunications	142	164	158	83	78
Operating losses	117	159	172	96	63
All other	682	686	623	276	359

Total	$11,684	12,697	11,818	5,810	5,501

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

	Sept. 30,	Dec. 31,
(in millions, except shares)	2009	2008

Assets
Cash and due from banks	$17,233	23,763
Federal funds sold, securities purchased under resale agreements and other short-term investments	17,491	49,433
Trading assets	43,198	54,884
Securities available for sale	183,814	151,569
Mortgages held for sale (includes $33,435 and $18,754 carried at fair value)	35,538	20,088
Loans held for sale (includes $201 and $398 carried at fair value)	5,846	6,228

Loans	799,952	864,830
Allowance for loan losses	(24,028)	(21,013)

Net loans	775,924	843,817

Mortgage servicing rights:
Measured at fair value (residential MSRs)	14,500	14,714
Amortized	1,162	1,446
Premises and equipment, net	11,040	11,269
Goodwill	24,052	22,627
Other assets	98,827	109,801

Total assets	$1,228,625	1,309,639

Liabilities
Noninterest-bearing deposits	$165,260	150,837
Interest-bearing deposits	631,488	630,565

Total deposits	796,748	781,402
Short-term borrowings	30,800	108,074
Accrued expenses and other liabilities	57,861	50,689
Long-term debt	214,292	267,158

Total liabilities	1,099,701	1,207,323

Equity
Wells Fargo stockholders’ equity:
Preferred stock	31,589	31,332
Common stock - $1-2/3 par value, authorized 6,000,000,000 shares; issued 4,756,071,429 shares and 4,363,921,429 shares	7,927	7,273
Additional paid-in capital	40,343	36,026
Retained earnings	41,485	36,543
Cumulative other comprehensive income (loss)	4,088	(6,869)
Treasury stock - 76,876,271 shares and 135,290,540 shares	(2,771)	(4,666)
Unearned ESOP shares	(511)	(555)

Total Wells Fargo stockholders’ equity	122,150	99,084
Noncontrolling interests	6,774	3,232

Total equity	128,924	102,316

Total liabilities and equity	$1,228,625	1,309,639

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2009	2009	2009	2008	2008

Assets
Cash and due from banks	$17,233	20,632	22,186	23,763	12,861
Federal funds sold, securities purchased under resale agreements and other short-term investments	17,491	15,976	18,625	49,433	8,093
Trading assets	43,198	40,110	46,497	54,884	9,097
Securities available for sale	183,814	206,795	178,468	151,569	86,882
Mortgages held for sale	35,538	41,991	36,807	20,088	18,739
Loans held for sale	5,846	5,413	8,306	6,228	635

Loans	799,952	821,614	843,579	864,830	411,049
Allowance for loan losses	(24,028)	(23,035)	(22,281)	(21,013)	(7,865)

Net loans	775,924	798,579	821,298	843,817	403,184

Mortgage servicing rights:
Measured at fair value (residential MSRs)	14,500	15,690	12,391	14,714	19,184
Amortized	1,162	1,205	1,257	1,446	433
Premises and equipment, net	11,040	11,151	11,215	11,269	5,054
Goodwill	24,052	24,619	23,825	22,627	13,520
Other assets	98,827	102,015	105,016	109,801	44,679

Total assets	$1,228,625	1,284,176	1,285,891	1,309,639	622,361

Liabilities
Noninterest-bearing deposits	$165,260	173,149	166,497	150,837	89,446
Interest-bearing deposits	631,488	640,586	630,772	630,565	264,128

Total deposits	796,748	813,735	797,269	781,402	353,574
Short-term borrowings	30,800	55,483	72,084	108,074	85,187
Accrued expenses and other liabilities	57,861	64,160	58,831	50,689	28,991
Long-term debt	214,292	229,416	250,650	267,158	107,350

Total liabilities	1,099,701	1,162,794	1,178,834	1,207,323	575,102

Equity
Wells Fargo stockholders’ equity:
Preferred stock	31,589	31,497	31,411	31,332	625
Common stock	7,927	7,927	7,273	7,273	5,788
Additional paid-in capital	40,343	40,270	32,414	36,026	8,348
Retained earnings	41,485	39,165	36,949	36,543	40,853
Cumulative other comprehensive income (loss)	4,088	(590)	(3,624)	(6,869)	(2,783)
Treasury stock	(2,771)	(3,126)	(3,593)	(4,666)	(5,207)
Unearned ESOP shares	(511)	(520)	(535)	(555)	(667)

Total Wells Fargo stockholders’ equity	122,150	114,623	100,295	99,084	46,957
Noncontrolling interests	6,774	6,759	6,762	3,232	302

Total equity	128,924	121,382	107,057	102,316	47,259

Total liabilities and equity	$1,228,625	1,284,176	1,285,891	1,309,639	622,361

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2009	2009	2009	2008	2008

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$16,356	20,889	24,074	9,938	3,463
Trading assets	20,518	18,464	22,203	5,004	4,838
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	2,545	2,102	2,899	1,165	1,141
Securities of U.S. states and political subdivisions	12,818	12,189	12,213	7,124	7,211
Mortgage-backed securities:
Federal agencies	94,457	92,550	76,545	51,714	50,528
Residential and commercial	43,214	41,257	38,690	18,245	21,358

Total mortgage-backed securities	137,671	133,807	115,235	69,959	71,886
Other debt securities (1)	33,294	30,901	30,080	14,217	12,622

Total debt securities available for sale (1)	186,328	178,999	160,427	92,465	92,860
Mortgages held for sale (2)	40,604	43,177	31,058	23,390	24,990
Loans held for sale (2)	4,975	7,188	7,949	1,287	677
Loans:
Commercial and commercial real estate:
Commercial	175,642	187,501	196,923	107,325	100,688
Real estate mortgage	103,450	104,297	104,271	45,555	43,616
Real estate construction	32,649	33,857	34,493	19,943	19,715
Lease financing	14,360	14,750	15,810	7,397	7,250

Total commercial and commercial real estate	326,101	340,405	351,497	180,220	171,269

Consumer:
Real estate 1-4 family first mortgage	235,051	240,798	245,494	78,251	76,197
Real estate 1-4 family junior lien mortgage	105,779	108,422	110,128	75,838	75,379
Credit card	23,448	22,963	23,295	20,626	19,948
Other revolving credit and installment	90,199	90,729	92,820	52,638	54,104

Total consumer	454,477	462,912	471,737	227,353	225,628

Foreign	29,613	30,628	32,357	6,367	7,306

Total loans (2)	810,191	833,945	855,591	413,940	404,203
Other	6,088	6,079	6,140	1,690	2,126

Total earning assets	$1,085,060	1,108,741	1,107,442	547,714	533,157

Funding sources
Deposits:
Interest-bearing checking	$59,467	79,955	80,393	6,396	5,483
Market rate and other savings	369,120	334,067	313,445	178,301	166,710
Savings certificates	129,698	152,444	170,122	41,189	37,192
Other time deposits	18,248	21,660	25,555	8,128	7,930
Deposits in foreign offices	56,820	49,885	45,896	42,771	49,054

Total interest-bearing deposits	633,353	638,011	635,411	276,785	266,369
Short-term borrowings	39,828	59,844	76,068	60,210	83,458
Long-term debt	222,580	235,590	258,957	104,112	103,745
Other liabilities	5,620	4,604	3,778	-	-

Total interest-bearing liabilities	901,381	938,049	974,214	441,107	453,572
Portion of noninterest-bearing funding sources	183,679	170,692	133,228	106,607	79,585

Total funding sources	$1,085,060	1,108,741	1,107,442	547,714	533,157

Noninterest-earning assets
Cash and due from banks	$18,084	19,340	20,255	11,155	11,024
Goodwill	24,435	24,261	23,183	13,544	13,531
Other	118,472	122,584	138,836	60,810	56,482

Total noninterest-earning assets	$160,991	166,185	182,274	85,509	81,037

Noninterest-bearing funding sources
Deposits	$172,588	174,529	160,308	91,229	87,095
Other liabilities	47,646	49,570	50,566	30,651	25,452
Total equity	124,436	112,778	104,628	70,236	48,075
Noninterest-bearing funding sources used to fund earning assets	(183,679)	(170,692)	(133,228)	(106,607)	(79,585)

Net noninterest-bearing funding sources	$160,991	166,185	182,274	85,509	81,037

Total assets	$1,246,051	1,274,926	1,289,716	633,223	614,194

(1)	Includes certain preferred securities.
(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2009	2009	2009	2008	2008

Commercial and commercial real estate:
Commercial	$169,610	182,037	191,711	202,469	104,281
Real estate mortgage	103,442	103,654	104,934	103,108	44,741
Real estate construction	31,719	33,238	33,912	34,676	19,681
Lease financing	14,115	14,555	14,792	15,829	7,271

Total commercial and commercial real estate	318,886	333,484	345,349	356,082	175,974

Consumer:
Real estate 1-4 family first mortgage	232,622	237,289	242,947	247,894	77,870
Real estate 1-4 family junior lien mortgage	104,538	107,024	109,748	110,164	75,617
Credit card	23,597	23,069	22,815	23,555	20,358
Other revolving credit and installment	90,027	90,654	91,252	93,253	54,327

Total consumer	450,784	458,036	466,762	474,866	228,172

Foreign	30,282	30,094	31,468	33,882	6,903

Total loans (net of unearned income) (1)	$799,952	821,614	843,579	864,830	411,049

(1)	Includes $54.3 billion, $55.2 billion, $58.2 billion and $58.8 billion of purchased credit-impaired (PCI) loans at September 30, June 30 and March 31, 2009, and December 31, 2008, respectively. See table on page 32 for detail of PCI loans.
FIVE QUARTER NONACCRUAL LOANS AND OTHER NONPERFORMING ASSETS

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2009	2009	2009	2008	2008

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$4,540	2,910	1,696	1,253	846
Real estate mortgage	2,856	2,343	1,324	594	296
Real estate construction	2,711	2,210	1,371	989	736
Lease financing	157	130	114	92	69

Total commercial and commercial real estate	10,264	7,593	4,505	2,928	1,947

Consumer:
Real estate 1-4 family first mortgage	8,132	6,000	4,218	2,648	1,975
Real estate 1-4 family junior lien mortgage	1,985	1,652	1,418	894	780
Other revolving credit and installment	344	327	300	273	232

Total consumer	10,461	7,979	5,936	3,815	2,987

Foreign	144	226	75	57	61

Total nonaccrual loans (1) (2)	20,869	15,798	10,516	6,800	4,995
As a percentage of total loans	2.61%	1.92	1.25	0.79	1.22
Foreclosed assets:
GNMA loans (3)	$840	932	768	667	596
Other	1,687	1,592	1,294	1,526	644
Real estate and other nonaccrual investments (4)	55	20	34	16	56

Total nonaccrual loans and other nonperforming assets	$23,451	18,342	12,612	9,009	6,291

As a percentage of total loans	2.93%	2.23	1.50	1.04	1.53

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.
(2)	Excludes PCI loans from Wachovia.
(3)	Consistent with regulatory reporting requirements, foreclosed real estate securing Government National Mortgage Association (GNMA) loans is classified as nonperforming. Both principal and interest for GNMA loans secured by the foreclosed real estate are collectible because the GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.
(4)	Includes real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if these assets were recorded as loans, and nonaccrual debt securities.

Wells Fargo & Company and Subsidiaries
PURCHASED CREDIT-IMPAIRED (PCI) LOANS
Certain loans acquired from Wachovia have evidence of credit deterioration since origination and it is probable that we will not collect all contractually required principal and interest payments (referred to as “purchased credit-impaired"(PCI) loans). Such loans are accounted for under ASC 310-30, Receivables (American Institute of Certified Public Accountants Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer). The accounting provisions contained in ASC 310-30 require acquired loans be recorded at fair value at the acquisition date and prohibits carryover of the related allowance for loan losses. The difference between contractually required payments and cash flows expected to be collected is referred to as the nonaccretable difference. The difference between the cash flows expected to be collected and the fair value is referred to as the accretable yield.
Because PCI loans have been written down in purchase accounting to an amount estimated to be collectible, such loans are not classified as nonaccrual even though they may be contractually past due. Also, losses on such loans are charged against the nonaccretable difference established in purchase accounting and, as such, are not reported as charge-offs.
As a result of the application of ASC 310-30 to credit-impaired Wachovia loans, certain ratios of the combined company cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected by the accounting under ASC 310-30 include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

	September 30, 2009 (1)			December 31, 2008
		All			All
	PCI	other		PCI	other
(in millions)	loans	loans	Total	loans	loans	Total

Commercial and commercial real estate:
Commercial	$2,407	167,203	169,610	4,580	197,889	202,469
Real estate mortgage	5,950	97,492	103,442	7,762	95,346	103,108
Real estate construction	4,250	27,469	31,719	4,503	30,173	34,676
Lease financing	—	14,115	14,115	—	15,829	15,829

Total commercial and commercial real estate (CRE)	12,607	306,279	318,886	16,845	339,237	356,082

Consumer:
Real estate 1-4 family first mortgage	39,538	193,084	232,622	39,214	208,680	247,894
Real estate 1-4 family junior lien mortgage	425	104,113	104,538	728	109,436	110,164
Credit card	—	23,597	23,597	—	23,555	23,555
Other revolving credit and installment	—	90,027	90,027	151	93,102	93,253

Total consumer	39,963	410,821	450,784	40,093	434,773	474,866

Foreign	1,768	28,514	30,282	1,859	32,023	33,882

Total loans	$54,338	745,614	799,952	58,797	806,033	864,830

(1)	In the first three quarters of 2009, we refined certain of our preliminary purchase accounting adjustments based on additional information as of December 31, 2008. These refinements include a net increase to the nonaccretable difference of $3.8 billion ($2.2 billion of which related to Pick-a-Pay loans), and a net increase to the accretable yield of $1.9 billion ($2.0 billion of which related to Pick-a-Pay loans and reflects changes in the amount and timing of cash flows). The effect on goodwill of these adjustments amounted to a net increase to goodwill of $1.9 billion.
CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS
The nonaccretable difference was established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses.

			Commercial,
		Other	CRE and
(in millions)	Pick-a-Pay	consumer	foreign	Total

Balance at December 31, 2008, with refinements	$(26,485)	(4,082)	(10,378)	(40,945)
Release of nonaccretable difference due to:
Loans resolved by payment in full	—	—	194	194
Loans resolved by sales to third parties	—	85	28	113
Loans with improving cash flows reclassified to accretable yield	—	—	21	21
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (1)	8,320	1,796	3,552	13,668

Balance at September 30, 2009	$(18,165)	(2,201)	(6,583)	(26,949)

(1)	Use of nonaccretable difference through June 30, 2009, was $8.5 billion (including $5.1 billion for Pick-a-Pay loans); revised from second quarter to include all losses due to resolution of loans and write-downs.
CHANGES IN ALLOWANCE FOR LOAN LOSSES FOR PCI LOANS
Deterioration in expected credit losses for PCI loans subsequent to the acquisition on December 31, 2008, results the establishment of an allowance, provided for through a charge to income. Losses and improvements in expected losses will reduce the allowance.

			Commercial,
		Other	CRE and
(in millions)	Pick-a-Pay	consumer	foreign	Total

Balance at December 31, 2008	$—	—	—	—
Provision for losses due to credit deterioration	—	—	458	458
Charge-offs	—	—	(225)	(225)

Balance at September 30, 2009	$—	—	233	233

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO

	PCI loans				All other loans
				Ratio of
				carrying
	Unpaid	Current		value to	Unpaid	Current
	principal	LTV	Carrying	current	principal	LTV	Carrying
(in millions)	balance	ratio (1)	value (2)	value	balance	ratio (1)	value

Sept. 30, 2009

California	$39,034	150%	$25,492	98%	$24,447	95%	$24,395
Florida	5,929	144	3,532	85	5,166	108	5,117
New Jersey	1,676	101	1,309	78	3,017	82	3,021
Texas	452	81	395	71	2,031	66	2,039
Arizona	1,481	155	742	78	1,160	105	1,152
Other states	8,738	110	6,520	82	14,128	85	14,120

Total Pick-a-Pay loans	$57,310		$37,990		$49,949		$49,844

June 30, 2009

California	$40,657	146%	$26,177	95%	$25,117	90%	$25,170
Florida	6,117	130	3,903	84	5,276	96	5,287
New Jersey	1,717	99	1,226	71	3,162	80	3,169
Texas	466	80	341	59	2,108	66	2,112
Arizona	1,553	148	1,001	96	1,195	99	1,197
Other states	9,041	108	6,227	75	14,607	83	14,640

Total Pick-a-Pay loans	$59,551		$38,875		$51,465		$51,575

(1)	The current loan-to-value (LTV) ratio is calculated as the unpaid principal balance plus the unpaid principal balance of any equity lines of credit that share common collateral divided by the collateral value. Collateral values are generally determined using automated valuation models (AVMs) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.
(2)	Carrying value, which does not reflect the allowance for loan losses, includes purchase accounting adjustments, which, for PCI loans, are the nonaccretable difference and the accretable yield, and for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

Wells Fargo & Company and Subsidiaries
HOME EQUITY PORTFOLIOS (1)

				% of loans
				two payments		Annualized
	Outstanding balances		or more past due		loss rate
	Sept. 30,	June 30,	Sept. 30,	June 30,	Sept. 30,	June 30,
(in millions)	2009	2009	2009	2009	2009	2009

Core portfolio (2)
California	$30,841	31,479	3.97%	3.63	6.52	5.36
Florida	11,496	11,697	5.08	3.91	4.82	4.55
New Jersey	8,119	8,224	2.22	1.70	1.41	1.37
Virginia	5,736	5,805	1.60	1.26	1.22	0.99
Pennsylvania	4,971	5,048	1.95	1.46	1.51	1.29
Other	54,152	55,248	2.64	2.22	2.65	2.46

Total	115,315	117,501	3.13	2.65	3.69	3.25

Liquidating portfolio
California	3,406	3,616	8.75	8.16	18.22	17.13
Florida	435	460	9.83	9.14	16.97	18.11
Arizona	206	219	8.25	8.16	22.33	18.13
Texas	161	169	1.68	1.13	2.15	2.96
Minnesota	112	117	3.39	3.88	8.52	7.41
Other	4,546	4,764	4.68	4.00	7.14	6.25

Total	8,866	9,345	6.51	5.91	12.17	11.29

Total core and liquidating portfolios	$124,181	126,846	3.37	2.89	4.31	3.85

(1)	Consists of real estate 1-4 family junior lien mortgages and lines of credit secured by real estate from all groups, excluding PCI loans.
(2)	Includes equity lines of credit and closed-end second liens associated with the Pick-a-Pay portfolio totaling $1.9 billion and $2.0 billion at September 30 and June 30, 2009, respectively.

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES (1)

	Quarter ended Sept. 30,		Nine months ended Sept. 30,
(in millions)	2009	2008	2009	2008

Balance, beginning of period	$23,530	7,517	21,711	5,518
Provision for credit losses	6,111	2,495	15,755	7,535
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(986)	(305)	(2,337)	(897)
Real estate mortgage	(215)	(9)	(398)	(19)
Real estate construction	(254)	(36)	(595)	(93)
Lease financing	(88)	(19)	(173)	(44)

Total commercial and commercial real estate	(1,543)	(369)	(3,503)	(1,053)

Consumer:
Real estate 1-4 family first mortgage	(1,015)	(146)	(2,229)	(330)
Real estate 1-4 family junior lien mortgage	(1,340)	(669)	(3,428)	(1,476)
Credit card	(691)	(396)	(2,025)	(1,078)
Other revolving credit and installment	(860)	(586)	(2,562)	(1,617)

Total consumer	(3,906)	(1,797)	(10,244)	(4,501)

Foreign	(71)	(59)	(181)	(185)

Total loan charge-offs	(5,520)	(2,225)	(13,928)	(5,739)

Loan recoveries:
Commercial and commercial real estate:
Commercial	62	27	153	90
Real estate mortgage	6	1	22	4
Real estate construction	5	-	11	2
Lease financing	6	3	13	9

Total commercial and commercial real estate	79	31	199	105

Consumer:
Real estate 1-4 family first mortgage	49	7	114	20
Real estate 1-4 family junior lien mortgage	49	28	119	63
Credit card	43	35	131	113
Other revolving credit and installment	178	117	580	363

Total consumer	319	187	944	559

Foreign	11	12	30	40

Total loan recoveries	409	230	1,173	704

Net loan charge-offs	(5,111)	(1,995)	(12,755)	(5,035)

Allowances related to business combinations/other	(2)	10	(183)	9

Balance, end of period	$24,528	8,027	24,528	8,027

Components:
Allowance for loan losses	$24,028	7,865	24,028	7,865
Reserve for unfunded credit commitments	500	162	500	162

Allowance for credit losses	$24,528	8,027	24,528	8,027

Net loan charge-offs (annualized) as a percentage of average total loans	2.50%	1.96	2.05	1.71

(1)	Because the Wachovia acquisition was completed on December 31, 2008, charge-offs and recoveries for 2008 include only those of Wells Fargo, and exclude those of Wachovia for that period. Purchased credit-impaired loans (PCI) loans from Wachovia are included in total loans net of related purchase accounting adjustments. For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting adjustments. The Wachovia merger and the accounting for PCI loans both affect the comparability of certain ratios as described on page 32.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES (1)

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2009	2009	2009	2008	2008

Balance, beginning of quarter	$23,530	22,846	21,711	8,027	7,517
Provision for credit losses (2)	6,111	5,086	4,558	8,444	2,495
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(986)	(755)	(596)	(756)	(305)
Real estate mortgage	(215)	(152)	(31)	(10)	(9)
Real estate construction	(254)	(236)	(105)	(85)	(36)
Lease financing	(88)	(65)	(20)	(21)	(19)

Total commercial and commercial real estate	(1,543)	(1,208)	(752)	(872)	(369)

Consumer:
Real estate 1-4 family first mortgage	(1,015)	(790)	(424)	(210)	(146)
Real estate 1-4 family junior lien mortgage	(1,340)	(1,215)	(873)	(728)	(669)
Credit card	(691)	(712)	(622)	(485)	(396)
Other revolving credit and installment	(860)	(802)	(900)	(683)	(586)

Total consumer	(3,906)	(3,519)	(2,819)	(2,106)	(1,797)

Foreign	(71)	(56)	(54)	(60)	(59)

Total loan charge-offs	(5,520)	(4,783)	(3,625)	(3,038)	(2,225)

Loan recoveries:
Commercial and commercial real estate:
Commercial	62	51	40	24	27
Real estate mortgage	6	6	10	1	1
Real estate construction	5	4	2	1	-
Lease financing	6	4	3	4	3

Total commercial and commercial real estate	79	65	55	30	31

Consumer:
Real estate 1-4 family first mortgage	49	32	33	17	7
Real estate 1-4 family junior lien mortgage	49	44	26	26	28
Credit card	43	48	40	34	35
Other revolving credit and installment	178	198	204	118	117

Total consumer	319	322	303	195	187

Foreign	11	10	9	9	12

Total loan recoveries	409	397	367	234	230

Net loan charge-offs	(5,111)	(4,386)	(3,258)	(2,804)	(1,995)

Allowances related to business combinations/other	(2)	(16)	(165)	8,044	10

Balance, end of quarter	$24,528	23,530	22,846	21,711	8,027

Components:
Allowance for loan losses	$24,028	23,035	22,281	21,013	7,865
Reserve for unfunded credit commitments	500	495	565	698	162

Allowance for credit losses	$24,528	23,530	22,846	21,711	8,027

Net loan charge-offs (annualized) as a percentage of average total loans	2.50%	2.11	1.54	2.69	1.96
Allowance for loan losses as a percentage of:
Total loans	3.00	2.80	2.64	2.43	1.91
Nonaccrual loans	115	146	212	309	157
Nonaccrual loans and other nonperforming assets	102	126	177	233	125
Allowance for credit losses as a percentage of:
Total loans	3.07	2.86	2.71	2.51	1.95
Nonaccrual loans	118	149	217	319	161
Nonaccrual loans and other nonperforming assets	105	128	181	241	128

(1)	Because the Wachovia acquisition was completed on December 31, 2008, charge-offs and recoveries for 2008 include only those of Wells Fargo, and exclude those of Wachovia for that period. Purchased credit-impaired loans (PCI) loans from Wachovia are included in total loans net of related purchase accounting adjustments. For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting adjustments. The Wachovia merger and the accounting for PCI loans both affect the comparability of certain ratios as described on page 32.
(2)	Provision for credit losses for the quarter ended December 31, 2008, included $3.9 billion to conform reserve practices of Wells Fargo and Wachovia.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY (1)

	Nine months ended September 30,
(in millions)	2009	2008

Balance, beginning of period (2)	$102,316	47,914
Cumulative effect from change in accounting for postretirement benefits (3)	-	(20)
Adjustment for change of measurement date related to pension and other postretirement benefits (4)	-	(8)
Net income before noncontrolling interests	9,654	5,439
Wells Fargo other comprehensive income (loss), net of tax, related to:
Translation adjustments	63	(20)
Investment securities (5):
Unrealized losses related to factors other than credit (2)	(654)	-
All other	11,220	(3,485)
Derivative instruments and hedging activities	(189)	(6)
Defined benefit pension plans	570	3
Common stock issued	9,590	1,269
Common stock repurchased	(80)	(1,162)
Preferred stock released to ESOP	41	346
Common stock dividends	(1,891)	(3,178)
Preferred stock dividends	(1,558)	-
Other, net	(158)	167

Balance, end of period	$128,924	47,259

(1)	On January 1, 2009, we adopted new accounting guidance on noncontrolling interests contained in Financial Accounting Standards Board (FASB) Accounting Standards Codification 810-10 (ASC 810-10), Consolidation (Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51), on a retrospective basis for disclosure and, accordingly, prior period information reflects the adoption. ASC 810-10 requires that noncontrolling interests be reported as a component of total equity.
(2)	The impact on prior periods of adopting new accounting provisions for recording other-than-temporary impairment on debt securities as prescribed in ASC 320-10, Investments – Debt and Equity Securities (FASB Staff Position (FSP) FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments), was to increase the beginning balance of retained earnings and reduce the beginning balance of other comprehensive income by $85 million ($53 million after tax). The unrealized losses in Wells Fargo other comprehensive income in the first nine months of 2009 that related to factors other than credit, where the credit portion was recorded as other-than-temporary impairment in earnings, amounted to $1.04 billion ($654 million after tax).
(3)	On January 1, 2008, we adopted new accounting guidance for postretirement benefits in accordance with ASC 715, Compensation - Retirement Benefits (Emerging Issues Task Force (EITF) Issue No. 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements, and Issue No. 06-10, Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements).
(4)	We adjusted the 2008 beginning balance of retained earnings to reflect the change in the measurement date for our pension and postretirement plan assets and benefit obligations as required by ASC 715, Compensation - Retirement Benefits (FAS 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)).
(5)	On March 31, 2009, we early adopted new fair value measurement provisions contained in ASC 820-10, Fair Value Measurements and Disclosures (FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly). This guidance addresses determining fair values for securities in circumstances where the market for such securities is illiquid and transactions involve distressed sales. In such circumstances, ASC 820-10 permits use of other inputs in estimating fair value that may include pricing models.

Wells Fargo & Company and Subsidiaries
TIER 1 COMMON EQUITY (1)

	Quarter ended
		Sept. 30,	June 30,	Dec. 31,
(in billions)		2009	2009	2008

Total equity		$128.9	121.4	102.3
Less: Noncontrolling interests		(6.8)	(6.8)	(3.2)

Total Wells Fargo stockholders’ equity		122.1	114.6	99.1

Less: Preferred equity		(31.1)	(31.0)	(30.8)
Goodwill and intangible assets (other than MSRs)		(37.5)	(38.7)	(38.1)
Applicable deferred assets		5.3	5.5	5.6
Deferred tax asset limitation		-	(2.0)	(6.0)
MSRs over specified limitations		(1.5)	(1.6)	(1.5)
Cumulative other comprehensive income		(4.0)	0.6	6.9
Other		(0.3)	(0.3)	(0.8)

Tier 1 common equity	(A)	$53.0	47.1	34.4

Total risk-weighted assets (2)	(B)	$1,022.9	1,047.7	1,101.3

Tier 1 common equity to total risk-weighted assets	(A)/(B)	5.18%	4.49	3.13

(1)	Tier 1 common equity is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies, including the Federal Reserve in the Supervisory Capital Assessment Program, to assess the capital position of financial services companies. Tier 1 common equity includes total Wells Fargo stockholders’ equity, less preferred equity, goodwill and intangible assets (excluding MSRs), net of related deferred taxes, adjusted for specified Tier 1 regulatory capital limitations covering deferred taxes, MSRs, and cumulative other comprehensive income. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.

(2)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets. The Company’s September 30, 2009, preliminary risk-weighted assets reflect estimated on-balance sheet risk-weighted assets of $848.5 billion and derivative and off-balance sheet risk-weighted assets of $174.4 billion.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

	Community		Wholesale		Wealth, Brokerage				Consolidated
(income/expense in millions,	Banking		Banking		and Retirement		Other (2)		Company
average balances in billions)	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008

Quarter ended Sept. 30,
Net interest income (3)	$8,700	5,293	2,535	1,065	743	223	(294)	(200)	11,684	6,381
Provision for credit losses	4,572	2,202	1,361	294	234	3	(56)	(4)	6,111	2,495
Noninterest income	6,443	3,209	2,381	631	2,223	458	(265)	(302)	10,782	3,996
Noninterest expense	6,802	3,982	2,630	1,329	2,314	498	(62)	(308)	11,684	5,501

Income (loss) before income tax expense (benefit)	3,769	2,318	925	73	418	180	(441)	(190)	4,671	2,381
Income tax expense (benefit)	1,046	764	325	(30)	151	68	(167)	(72)	1,355	730

Net income (loss) before noncontrolling interests	2,723	1,554	600	103	267	112	(274)	(118)	3,316	1,651
Less: Net income from noncontrolling interests	56	14	2	-	23	-	-	-	81	14

Net income (loss) (4)	$2,667	1,540	598	103	244	112	(274)	(118)	3,235	1,637

Average loans	$534.7	287.1	247.0	116.3	45.4	15.9	(16.9)	(15.1)	810.2	404.2
Average assets	785.2	452.3	369.3	158.1	108.6	19.1	(17.0)	(15.3)	1,246.1	614.2
Average core deposits	530.3	252.8	146.9	64.4	116.4	23.5	(34.3)	(20.6)	759.3	320.1

Nine months ended Sept. 30,
Net interest income (3)	$25,981	15,246	7,381	3,116	2,244	576	(782)	(519)	34,824	18,419
Provision for credit losses	12,840	6,833	2,644	701	374	9	(103)	(8)	15,755	7,535
Noninterest income	17,922	10,328	7,680	3,170	6,347	1,422	(783)	(939)	31,166	13,981
Noninterest expense	21,625	12,187	7,968	4,031	6,822	1,480	(216)	(910)	36,199	16,788

Income (loss) before income tax expense (benefit)	9,438	6,554	4,449	1,554	1,395	509	(1,246)	(540)	14,036	8,077
Income tax expense (benefit)	2,734	2,265	1,590	385	531	193	(473)	(205)	4,382	2,638

Net income (loss) before noncontrolling interests	6,704	4,289	2,859	1,169	864	316	(773)	(335)	9,654	5,439
Less: Net income (loss) from noncontrolling interests	190	43	14	7	(2)	-	-	-	202	50

Net income (loss) (4)	$6,514	4,246	2,845	1,162	866	316	(773)	(335)	9,452	5,389

Average loans	$542.7	284.4	260.7	108.3	46.0	14.8	(16.3)	(14.2)	833.1	393.3
Average assets	794.1	441.3	384.8	149.9	107.6	17.9	(16.4)	(14.4)	1,270.1	594.7
Average core deposits	537.4	250.2	141.2	65.8	110.9	22.3	(29.8)	(19.7)	759.7	318.6

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. As a result of the combination of Wells Fargo and Wachovia, management realigned its segments into the following three lines of business: Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement. We revised prior period information to reflect this realignment; however, segment information for periods prior to first quarter 2009 does not include Wachovia information.

(2)	“Other” includes integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores.

(3)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(4)	Represents segment net income (loss) for Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement segments and Wells Fargo net income for the Consolidated Company.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(income/expense in millions, average balances in billions)	2009	2009	2009	2008	2008

COMMUNITY BANKING
Net interest income (2)	$8,700	8,784	8,497	5,296	5,293
Provision for credit losses	4,572	4,264	4,004	6,789	2,202
Noninterest income	6,443	6,023	5,456	2,096	3,209
Noninterest expense	6,802	7,665	7,158	4,320	3,982

Income (loss) before income tax expense (benefit)	3,769	2,878	2,791	(3,717)	2,318
Income tax expense (benefit)	1,046	798	890	(1,606)	764

Net income (loss) before noncontrolling interests	2,723	2,080	1,901	(2,111)	1,554
Less: Net income (loss) from noncontrolling interests	56	72	62	(11)	14

Segment net income (loss)	$2,667	2,008	1,839	(2,100)	1,540

Average loans	534.7	540.7	552.8	288.9	287.1
Average assets	785.2	799.2	797.9	466.0	452.3
Average core deposits	530.3	543.9	538.0	260.6	252.8

WHOLESALE BANKING
Net interest income (2)	$2,535	2,479	2,367	1,400	1,065
Provision for credit losses	1,361	738	545	414	294
Noninterest income	2,381	2,759	2,540	515	631
Noninterest expense	2,630	2,807	2,531	1,251	1,329

Income before income tax expense (benefit)	925	1,693	1,831	250	73
Income tax expense (benefit)	325	618	647	31	(30)

Net income before noncontrolling interests	600	1,075	1,184	219	103
Less: Net income from noncontrolling interests	2	8	4	4	-

Segment net income	$598	1,067	1,180	215	103

Average loans	247.0	263.5	271.9	124.2	116.3
Average assets	369.3	381.7	403.8	163.2	158.1
Average core deposits	146.9	138.1	138.5	81.0	64.4

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$743	764	737	251	223
Provision for credit losses	234	115	25	293	3
Noninterest income	2,223	2,222	1,902	417	458
Noninterest expense	2,314	2,289	2,219	512	498

Income (loss) before income tax expense (benefit)	418	582	395	(137)	180
Income tax expense (benefit)	151	222	158	(52)	68

Net income (loss) before noncontrolling interests	267	360	237	(85)	112
Less: Net income (loss) from noncontrolling interests	23	(3)	(22)	-	-

Segment net income (loss)	$244	363	259	(85)	112

Average loans	45.4	45.9	46.7	16.5	15.9
Average assets	108.6	110.2	104.0	20.0	19.1
Average core deposits	116.4	113.5	102.6	25.6	23.5

OTHER (3)
Net interest income (2)	$(294)	(263)	(225)	(223)	(200)
Provision for credit losses	(56)	(31)	(16)	948	(4)
Noninterest income	(265)	(261)	(257)	(275)	(302)
Noninterest expense	(62)	(64)	(90)	(273)	(308)

Loss before income tax benefit	(441)	(429)	(376)	(1,173)	(190)
Income tax benefit	(167)	(163)	(143)	(409)	(72)

Net loss before noncontrolling interests	(274)	(266)	(233)	(764)	(118)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(274)	(266)	(233)	(764)	(118)

Average loans	(16.9)	(16.2)	(15.8)	(15.7)	(15.1)
Average assets	(17.0)	(16.2)	(16.0)	(16.0)	(15.3)
Average core deposits	(34.3)	(29.8)	(25.2)	(22.2)	(20.6)

CONSOLIDATED COMPANY
Net interest income (2)	$11,684	11,764	11,376	6,724	6,381
Provision for credit losses	6,111	5,086	4,558	8,444	2,495
Noninterest income	10,782	10,743	9,641	2,753	3,996
Noninterest expense	11,684	12,697	11,818	5,810	5,501

Income (loss) before income tax expense (benefit)	4,671	4,724	4,641	(4,777)	2,381
Income tax expense (benefit)	1,355	1,475	1,552	(2,036)	730

Net income (loss) before noncontrolling interests	3,316	3,249	3,089	(2,741)	1,651
Less: Net income (loss) from noncontrolling interests	81	77	44	(7)	14

Wells Fargo net income (loss)	$3,235	3,172	3,045	(2,734)	1,637

Average loans	810.2	833.9	855.6	413.9	404.2
Average assets	1,246.1	1,274.9	1,289.7	633.2	614.2
Average core deposits	759.3	765.7	753.9	345.0	320.1

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. As a result of the combination of Wells Fargo and Wachovia, management realigned its segments into the following three lines of business: Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement. We revised prior period information to reflect this realignment; however, segment information for periods prior to first quarter 2009 does not include Wachovia information.
(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(3)	“Other” includes integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores. “Other” also includes the $1.2 billion provision for credit losses recorded at the enterprise level in fourth quarter 2008 to conform Wachovia estimated loss emergence coverage periods to Wells Fargo policies.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2009	2009	2009	2008	2008

Residential MSRs measured using the fair value method:
Fair value, beginning of quarter	$15,690	12,391	14,714	19,184	19,333
Purchases	-	-	-	-	57
Acquired from Wachovia (1)	-	-	34	479	-
Servicing from securitizations or asset transfers	1,517	2,081	1,447	808	851

Net additions	1,517	2,081	1,481	1,287	908

Changes in fair value:
Due to changes in valuation model inputs or assumptions (2)	(2,078)	2,316	(2,824)	(5,129)	(546)
Other changes in fair value (3)	(629)	(1,098)	(980)	(628)	(511)

Total changes in fair value	(2,707)	1,218	(3,804)	(5,757)	(1,057)

Fair value, end of quarter	$14,500	15,690	12,391	14,714	19,184

(1)	First quarter 2009 results reflect refinements to initial purchase accounting adjustments.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2009	2009	2009	2008	2008

Amortized MSRs:
Balance, beginning of quarter	$1,205	1,257	1,446	433	442
Purchases	-	6	4	3	2
Acquired from Wachovia (1)	-	(8)	(127)	1,021	-
Servicing from securitizations or asset transfers	21	18	4	7	8
Amortization	(64)	(68)	(70)	(18)	(19)

Balance, end of quarter (2)	$1,162	1,205	1,257	1,446	433

Fair value of amortized MSRs:
Beginning of quarter	$1,311	1,392	1,555	622	595
End of quarter	1,277	1,311	1,392	1,555	622

(1)	2009 periods reflect refinements to initial purchase accounting adjustments.
(2)	There was no valuation allowance recorded for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in millions)	2009	2009	2009	2008	2008

Servicing income, net:
Servicing fees (1)	$1,039	888	1,018	952	980
Changes in fair value of residential MSRs:
Due to changes in valuation model inputs or assumptions (2)	(2,078)	2,316	(2,824)	(5,129)	(546)
Other changes in fair value (3)	(629)	(1,098)	(980)	(628)	(511)

Total changes in fair value of residential MSRs	(2,707)	1,218	(3,804)	(5,757)	(1,057)
Amortization	(64)	(68)	(70)	(18)	(19)
Net derivative gains (losses) from economic hedges (4)	3,605	(1,285)	3,699	4,783	621

Total servicing income, net	$1,873	753	843	(40)	525

Market-related valuation changes to MSRs and economic hedges (2)+(4)	$1,527	1,031	875	(346)	75

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in billions)	2009	2009	2009	2008	2008

Managed servicing portfolio:
Residential mortgage loans serviced for others (1)	$1,419	1,394	1,379	1,388	1,323
Owned loans serviced (2)	260	270	267	268	96

Total owned servicing of residential mortgage loans	1,679	1,664	1,646	1,656	1,419
Commercial mortgage loans serviced for others	458	470	474	472	142

Total owned servicing of loans	2,137	2,134	2,120	2,128	1,561
Sub-servicing	21	22	23	26	19

Total managed servicing portfolio	$2,158	2,156	2,143	2,154	1,580

Ratio of MSRs to related loans serviced for others	0.83%	0.91	0.74	0.87	1.34

Weighted-average note rate (mortgage loans serviced for others)	5.72	5.74	5.83	5.92	5.98

(1)	Consists of 1-4 family first mortgage loans.

(2)	Consists of residential mortgages held for sale and 1-4 family first mortgage loans.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in billions)	2009	2009	2009	2008	2008

Application data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$123	194	190	116	83
Refinances as a percentage of applications	62%	73	82	68	39
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$62	90	100	71	41

	Quarter ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(in billions)	2009	2009	2009	2008	2008

Residential Real Estate Originations: (1)
Wells Fargo Home Mortgage first mortgage loans:
Retail	$50	71	51	20	23
Correspondent/Wholesale	45	57	49	28	25
Home equity loans and lines	1	1	1	1	2
Wells Fargo Financial	-	-	-	1	1

Total quarter-to-date	$96	129	101	50	51

Total year-to-date	$326	230	101	230	180

(1)	Consists of residential real estate originations from all Wells Fargo channels.